                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of January 22, 1999

                                  by and among

                             CANNONDALE CORPORATION,

                 CERTAIN SUBSIDIARIES OF CANNONDALE CORPORATION,

                           the Banks signatory hereto

                                       and

                               NATIONSBANK, N.A.,

 as Administrative Agent, Documentation Agent, Fronting Bank and Swingline Bank

                                       and

                              FLEET NATIONAL BANK,

                              as Syndication Agent
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                                Table of Contents


1.
DEFINITIONS; ACCOUNTING TERMS...............................................................................3
         Definitions........................................................................................3
         Accounting Terms..................................................................................21
         Rules of Interpretation...........................................................................22
         Exchange Rates....................................................................................22

THE CREDIT.................................................................................................22
         The Loans.........................................................................................22
         The Term Loan.....................................................................................23
         The Revolving Loans...............................................................................23
         The Swingline Loans...............................................................................24
         The Notes.........................................................................................26
         Purpose...........................................................................................26
         Borrowing Procedures..............................................................................26
         Prepayments and Conversions.......................................................................27
         Interest Periods; Renewals........................................................................28
         Changes of Commitments............................................................................29
         Certain Notices...................................................................................29
         Minimum Amounts...................................................................................30
         Interest..........................................................................................30
         Fees..............................................................................................31
         Payments Generally................................................................................32
         Interest Rate Protection..........................................................................33
         European Monetary Unit............................................................................33

LETTERS OF CREDIT..........................................................................................34
         Letters of Credit.................................................................................34
         Cash Collateral Account...........................................................................38

YIELD PROTECTION; ILLEGALITY; ETC..........................................................................38
         Additional Costs..................................................................................38
         Limitation on Types of Loans......................................................................40
         Illegality........................................................................................40
         Certain Conversions Pursuant to Sections 4.1 and 4.3..............................................41
         Certain Compensation..............................................................................42
         Taxes.............................................................................................42

CONDITIONS PRECEDENT.......................................................................................44
         Documentary Conditions Precedent..................................................................44
         Additional Conditions Precedent...................................................................46
         Deemed Representations............................................................................47

REPRESENTATIONS AND WARRANTIES.............................................................................47
         Incorporation, Good Standing and Due Qualification................................................47

                                       i
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

         Corporate Power and Authority; No Conflicts.......................................................47
         Legally Enforceable Agreements....................................................................48
         Litigation........................................................................................48
         Financial Statements..............................................................................48
         Ownership and Liens...............................................................................49
         Taxes ............................................................................................49
         ERISA ............................................................................................49
         Subsidiaries and Ownership of Stock...............................................................49
         Credit Arrangements...............................................................................50
         Operation of Business.............................................................................50
         Hazardous Materials...............................................................................50
         No Default on Outstanding Judgments or Orders.....................................................52
         No Defaults on Other Agreements...................................................................52
         Labor Disputes and Acts of God....................................................................53
         Governmental Regulation...........................................................................53
         Full Disclosure...................................................................................53
         Insurance.........................................................................................53
         Intellectual Property.............................................................................54
         Collateral Documents..............................................................................54
         Year 2000 Compliance..............................................................................55

AFFIRMATIVE COVENANTS......................................................................................56
         Maintenance of Existence..........................................................................56
         Conduct of Business...............................................................................56
         Maintenance of Properties.........................................................................56
         Maintenance of Records............................................................................56
         Maintenance of Insurance..........................................................................56
         Compliance with Laws..............................................................................56
         Right of Inspection...............................................................................56
         Reporting Requirements............................................................................57
         Payment of Taxes and Other Potential Charges and Priority Claims..................................61
         End of Fiscal Year; End of Fiscal Quarter.........................................................61
         Additional Security; Domestic Subsidiaries........................................................61
         Year 2000 Compliance..............................................................................62

NEGATIVE COVENANTS.........................................................................................62
         Debt .............................................................................................62
         Guaranties, Etc...................................................................................65
         Liens ............................................................................................65
         Leases ...........................................................................................67
         Investments.......................................................................................67
         Dividends ........................................................................................68
         Sale of Assets....................................................................................69
         Stock of Subsidiaries, Etc........................................................................69
         Transactions with Affiliates......................................................................69
         Mergers, Etc......................................................................................69
         Limitation on Payment of Senior Notes.............................................................70


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

FINANCIAL COVENANTS........................................................................................70
         Minimum Interest Coverage Ratio...................................................................70
         Minimum Tangible Net Worth........................................................................70
         Leverage Ratio....................................................................................70
         Debt Service Coverage Ratio.......................................................................70

EVENTS OF DEFAULT..........................................................................................71
         Events of Default.................................................................................71
         Remedies .........................................................................................73

GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS.................................................................74
         Guarantied Obligations............................................................................74
         Performance under this Agreement..................................................................74
         Waivers ..........................................................................................75
         Releases .........................................................................................76
         Marshaling........................................................................................77
         Liability ........................................................................................77
         Unconditional Obligation..........................................................................77
         Election to Perform Obligations...................................................................77
         No Election.......................................................................................77
         Severability......................................................................................78
         Other Enforcement Rights..........................................................................78
         Delay or Omission; No Waiver......................................................................78
         Restoration of Rights and Remedies................................................................78
         Cumulative Remedies...............................................................................79
         Survival .........................................................................................79
         No Setoff, Counterclaim or Withholding; Gross-Up..................................................79
         Payment in Applicable Currency....................................................................79

THE ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS AND BORROWERS..............................................79
         Appointment, Powers and Immunities of Administrative Agent........................................79
         Reliance by Administrative Agent..................................................................80
         Defaults .........................................................................................81
         Rights of Administrative Agent as a Bank..........................................................81
         Indemnification of Administrative Agent...........................................................81
         Documents ........................................................................................82
         Non-Reliance on Administrative Agent and Other Banks..............................................82
         Failure of Administrative Agent to Act............................................................82
         Resignation or Removal of Administrative Agent....................................................83
         Amendments Concerning Agency Function.............................................................83
         Liability of Administrative Agent.................................................................83
         Transfer of Agency Function.......................................................................83
         Non-Receipt of Funds by the Administrative Agent..................................................84
         Withholding Taxes.................................................................................84
         Several Obligations and Rights of Banks...........................................................84
         Pro Rata Treatment of Loans, Etc..................................................................85
         Sharing of Payments Among Banks...................................................................85


                                      iii
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

         The Syndication Agent.............................................................................86

MISCELLANEOUS..............................................................................................86
         Amendments and Waivers............................................................................87
         Usury ............................................................................................87
         Expenses .........................................................................................87
         Survival .........................................................................................87
         Assignment; Participations........................................................................87
         Notices ..........................................................................................88
         Setoff ...........................................................................................88
         Indemnification; Exoneration......................................................................89
         JURISDICTION; IMMUNITIES..........................................................................89
         Table of Contents; Headings.......................................................................90
         Severability......................................................................................90
         Counterparts......................................................................................90
         Integration.......................................................................................90
         GOVERNING LAW.....................................................................................90
         Confidentiality...................................................................................91
         Treatment of Certain Information..................................................................91
         Judgment Currency.................................................................................91
         Independence of Covenants.........................................................................92
         Time of the Essence...............................................................................92
         Reference to and Effect on the Facility Documents.................................................92


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EXHIBITS


         Exhibit A-1         Form of Revolving Promissory Note
         Exhibit A-2         Form of Swingline Promissory Note
         Exhibit A-3         Form of Term Promissory Note
         Exhibit B           Form of Authorization Letter
         Exhibit C-1         Form of Bethel First Mortgage
         Exhibit C-2         Form of Bethel Third Mortgage
         Exhibit D           [Intentionally Omitted]
         Exhibit E           Form of Collateral Assignment of Shareholder Note
         Exhibit F           Environmental Indemnification Agreement
         Exhibit G           Pledge Agreement
         Exhibit H           Form of Security Agreement
         Exhibit I           Form of Security Agreement Questionnaire
         Exhibit J           Form of Subsidiary Pledge Agreement
         Exhibit K           Form of Opinion of Counsel for Borrowers
         Exhibit L           Form of Closing Agreement
         Exhibit M           Form of Notice of Borrowing
         Exhibit N           Form of Financial Covenants Compliance Report
         Exhibit O           Form of Confidentiality Agreement

SCHEDULES

         Schedule 6.9        Subsidiaries of Borrower
         Schedule 6.10       Credit Arrangements
         Schedule 6.11       Operation of Business
         Schedule 6.12       Hazardous Materials
         Schedule 6.18       Insurance
         Schedule 8.3(a)     Liens
         Schedule 8.3(j)     Senior Mortgage Liens
         Schedule 8.5        Intercompany Loans

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 22, 1999, among Cannondale Corporation, a corporation organized under the laws of the State of Delaware ("Cannondale"), each of the Subsidiaries of Cannondale which is a signatory hereto (individually, a "Subsidiary Borrower", collectively the "Subsidiary Borrowers" and, together with Cannondale, the "Borrowers"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks"), NationsBank, N.A., a national banking association organized under the laws of the United States of America ("NationsBank"), as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"), as documentation agent for the Banks (in such capacity, together with its successors in such capacity, the "Documentation Agent"), as Fronting Bank (in such capacity, together with its successors in such capacity, the "Fronting Bank") and as Swingline Bank (in such capacity, together with its successors in such capacity, the "Swingline Bank") and Fleet National Bank, a national banking association organized under the laws of the United States of America ("Fleet"), as syndication agent for the Banks (in such capacity, together with its successors in such capacity, the "Syndication Agent").

                  PRELIMINARY STATEMENTS.

                  A. Reference is made to that certain Credit Agreement dated as of June 9, 1997 (the "Original Credit Agreement"), among the Borrowers, the banks signatory thereto, the Administrative Agent, the Fronting Bank, the Swingline Bank and ABN AMRO Bank N.V., a Netherlands banking corporation acting through its duly licensed New York Branch ("ABN AMRO Bank"), as documentation agent and syndication agent for the banks signatory thereto.

                  B. The Original Credit Agreement was amended by that certain First Amendment to Credit Agreement dated as of October 14, 1997 (the "First Amendment"), among the Borrowers, the Existing Banks signatory thereto (including ABN AMRO Bank), the Administrative Agent, the Fronting Bank, the Swingline Bank, ABN AMRO Bank as documentation agent and syndication agent for the Existing Banks signatory thereto, The Chase Manhattan Bank, a bank organized under the laws of New York ("Chase"), and State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts ("State Street"). Pursuant to the First Amendment, among other things, (i) Chase and State Street were added as "Banks", (ii) ABN AMRO Bank was removed as a "Bank" and as Documentation Agent and Syndication Agent, (iii) NationsBank was added as Documentation Agent, (iv) Fleet was added as Syndication Agent, and (v) the Commitments were increased by $20,000,000 in the aggregate.

                  C. The Original Credit Agreement was further amended by that certain Second Amendment to Credit Agreement dated as of April 15, 1998 (the "Second Amendment"), that certain Third Amendment to Credit Agreement dated as of May 29, 1998 (the "Third Amendment"), and that certain Fourth Amendment to Credit Agreement dated as of June 25, 1998 (the "Fourth Amendment"), in each case among the Borrowers,

NationsBank, Chase, State Street, Fleet and the Administrative Agent. The Original Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, may be hereinafter referred to as the "Existing Credit Agreement."

                  D. Pursuant to the Existing Credit Agreement, (i) the Swingline Bank committed to make Swingline Loans to Cannondale, at any time and from time to time prior to the Termination Date, in an aggregate principal amount at any time outstanding not in excess of $10,000,000, (ii) the Banks committed to make Revolving Loans to the Borrowers, at any time and from time to time prior to the Termination Date, in an aggregate principal amount at any time outstanding not in excess of $70,000,000 minus the sum of (a) the aggregate principal amount of the Swingline Loans outstanding at such time, plus (b) the Letters of Credit Usage at such time, and (iii) the Fronting Bank committed to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $10,000,000.

                  E. The Borrowers have requested that the Existing Credit Agreement be amended to provide for (i) Term Loans to the Borrowers in an aggregate principal amount of $20,000,000, and (ii) Revolving Loans to the Borrowers, at any time and from time to time prior to the Termination Date, in an aggregate principal amount at any time outstanding not in excess of $65,000,000 minus the sum of (a) the aggregate principal amount of the Swingline Loans outstanding at such time, plus (b) the Letters of Credit Usage at such time.

                  F. It is a condition precedent to the Banks and the Administrative Agent agreeing to the foregoing amendment to the Existing Credit Agreement that (i) the Existing Credit Agreement be amended and restated in its entirety to read as set forth herein, and (ii) the Borrowers grant to the Administrative Agent for the benefit of the Banks a first priority (subject to certain exceptions) security interest in all of the Borrowers' domestic (i.e., United States) assets, whether now owned or hereafter acquired, wherever located, of any kind, nature or description, tangible or intangible, including, without limitation, the Borrowers' accounts receivable, inventory, property, plant, equipment and general intangibles.

                  G. The Borrowers have requested that the Banks make loans to and issue letters of credit on behalf of one or more of the Borrowers. The Borrowers acknowledge that, pursuant to the Existing Credit Agreement, the Borrowers are presently indebted to the Banks on the Closing Date without offset, defense or counterclaim of any kind, nature or description. The repayment of the loans and the repayment of the reimbursement obligations of the Subsidiary Borrowers are and will be guaranteed by Cannondale. Each Borrower acknowledges that it has received direct economic and financial benefits from the Debt incurred under the Existing Credit Agreement and will receive direct economic and financial benefits from the Debt incurred under this Agreement, and the incurrence of such Debt is in the best interests of such Borrower.

Cannondale acknowledges that the Banks would not provide the financing hereunder but for Cannondale's guaranty of the Subsidiary Borrowers' obligations hereunder.

                  Accordingly, the Borrowers, the Banks, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Swingline Bank and the Fronting Bank agree as follows:


                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

                  Section 1.1. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "Acceptable Acquisition" means any Acquisition (a) that has been either (i) approved by the Board of Directors of the corporation that is the subject of such Acquisition or (ii) recommended by such Board to the shareholders of such corporation, (b) that does not result in any Borrower, or any Subsidiary of any Borrower, engaging in any line or type of business other than the businesses in which the Borrowers and their Subsidiaries are presently engaged as of the Closing Date and other sporting or recreational lines or types of businesses; (c) the aggregate purchase price of which Acquisition, together with the aggregate purchase price of all Acceptable Acquisitions consummated on or after June 9, 1997, does not exceed $5,000,000, and (d) for which the certificate specified in Section 7.8(l) was timely delivered.

                  "Acquisition" means any transaction pursuant to which any Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation (other than such Borrower or any corporation that is then a Subsidiary of such Borrower), pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of such Borrower, or causes any such corporation to be merged into such Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of such Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

                  "Affiliate" means any Person: (a) that directly or indirectly controls, or is controlled by, or is under common control with, a Borrower or any of its Subsidiaries; (b) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of a Borrower or any such Subsidiary; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by a Borrower or such Subsidiary; or (d) that is a partnership in which a Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agents" means the Administrative Agent, the Documentation Agent and the Syndication Agent.

                  "Agreement" means this Amended and Restated Credit Agreement, as amended or supplemented from time to time.

                  "Alternative Currency" means Guilders, Yen, the Euro or such other currency other than Dollars that the Banks may in their sole discretion make available to one or more Borrowers from time to time.

                  "Alternative Currency Equivalent" means, with respect to an amount of Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date.

                  "Alternative Currency Loan" means any Loan denominated in an Alternative Currency.

                  "Authorization Letter" means the letter agreement executed by the Borrowers substantially in the form of Exhibit B.

                  "Banking Day" means any day on which commercial banks are not authorized or required to close in New York, New York, and whenever such day relates to a Eurocurrency Loan or notice with respect to any Eurocurrency Loan, a day on which dealings in Dollar or the applicable Alternative Currency deposits are also carried out in the London interbank market.

                  "Bethel First Mortgage" means the Open-End Mortgage Deed and Security Agreement that mortgages the Bethel Mortgaged Property in the amount of $2,000,000 substantially in the form of Exhibit C-1 to be delivered by Cannondale in favor of the Administrative Agent, as mortgagee, as the same may be amended, modified, supplemented or restated from time to time.

                  "Bethel Third Mortgage" means the Open-End Mortgage Deed and Security Agreement that mortgages the Bethel Mortgaged Property in the amount of $83,000,000 substantially in the form of Exhibit C-2 to be delivered by Cannondale in favor of the Administrative Agent, as mortgagee, as the same may be amended, modified, supplemented or restated from time to time.

                  "Bethel Mortgaged Property" means the real property and improvements known as 16 Trowbridge Drive, Bethel, Connecticut 06801, as more particularly described in the Bethel Mortgages.

                  "Bethel Mortgages" means the Bethel First Mortgage and the Bethel Third Mortgage.

                  "Borrowing" means a Loan or group of Loans of a single type as to which a single Interest Period is in effect.

                  "Capital Expenditures" means, for any period, the Dollar amount of gross expenditures (including Capitalized Lease Obligations) made for the acquisition of any fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period in each case which are required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Capitalized Lease Obligations" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate present value of future Rentals due and to become due under all Capital Leases under which such Person is a lessee would be reflected as a liability on a consolidated or combined balance sheet of such Person in accordance with GAAP.

                  "Cash and Cash Equivalents" means, with respect to any Person, the aggregate amount of the following, to the extent owned by such Person or any of its Subsidiaries free and clear of all Liens, encumbrances and rights of others: (i) cash on hand; (ii) Dollar demand deposits maintained in the United States with any commercial bank and Dollar time deposits maintained in the United States with, or certificates of deposit having a maturity of one year or less issued by, any commercial bank which has its head office in the United States and which has a combined capital and surplus of at least $100,000,000;
(iii) direct obligations of, or unconditionally guaranteed by, the United States and having a maturity of one year or less; and (iv) readily marketable commercial paper having a maturity of one year or less, issued by any corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and rated by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, rated by any nationally recognized rating organization in the United States) with the highest rating assigned by such organization.

                  "Closing Date" means the date this Agreement has been executed by the Borrowers, the Banks, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Swingline Bank and the Fronting Bank.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means the property subject to a security interest in favor of the Administrative Agent on behalf of the Banks pursuant to the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent for the benefit of the Banks to secure the Obligations.

                  "Collateral Assignment of Shareholder Mortgage" means the Collateral Assignment of Deed of Trust and Financing Statements from Cannondale to the Administrative Agent, in recordable form substantially in the form of Exhibit B to the Collateral Assignment of Shareholder Note, that collaterally assigns the Shareholder Mortgage to the Administrative Agent for the benefit of the Banks, as the same may be amended, modified, supplemented or restated from time to time.

                  "Collateral Assignment of Shareholder Note" means the Collateral Assignment of Shareholder Note from Cannondale to the Administrative Agent, substantially in the form of Exhibit E, that collaterally assigns the Shareholder Note, together with all agreements related thereto and all security therefor (including without limitation the Shareholder Pledge Agreement and the Shareholder Mortgage), to the Administrative Agent for the benefit of the Banks, as the same may be amended, modified, supplemented or restated from time to time.

                  "Collateral Documents" means (i) the Security Agreement, (ii) the Trademark Agreement, (iii) the Mortgages, (iv) the Pledge Agreement, the original stock certificates with respect to the capital stock pledged thereunder and blank executed stock powers in connection therewith, (v) the Subsidiary Pledge Agreement, the original stock certificates with respect to the capital stock pledged thereunder and blank executed stock powers in connection therewith, (vi) the Collateral Assignment of Shareholder Note and the Shareholder Note, the Shareholder Mortgage, the Shareholder Pledge Agreement and the other agreements and instruments collaterally assigned thereby, (vii) the Collateral Assignment of Shareholder Mortgage and the Shareholder Mortgage and other agreements and instruments collaterally assigned thereby, (viii) the Pennsylvania Collateral Assignments, if any, and the other agreements and instruments collaterally assigned thereby, (ix) such mortgages, security agreements, pledge agreements, guarantees and other documents, instruments or agreements executed pursuant to Section 7.11 herein, and (x) any and all other financing statements, fixture filings and other documents, agreements or instruments executed in connection with any of the foregoing, as the same may be amended, modified, supplemented or restated from time to time.

                  "Commitment" means, collectively, the Term Loan Commitment and the Revolving Credit Commitment.

                  "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction, the numerator of which is the Commitment of such Bank and the denominator of which is the aggregate Commitments of all Banks.

                  "Consolidated Average Funded Debt to EBITDA Ratio" means, with respect to any Person, the ratio of (a) the average of the Consolidated Funded Debt of such Person outstanding on the last day of each of the last four Fiscal Quarters to (b) the EBITDA of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, measured on a trailing four quarters basis.

                  "Consolidated Funded Debt" means Funded Debt of a Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio" means the Interest Coverage Ratio of a Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means Net Income of a Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiary" means any Subsidiary of a Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means Tangible Net Worth of a Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Assets" means, at any time, all items which would be classified as assets on a consolidated balance sheet of a Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money and, without duplication, all obligations evidenced by bonds, debentures, notes or similar instruments; (b) indebtedness for the deferred purchase price of property or services; (c) Unfunded Benefit Liabilities of such Person (determined, if such Person is not the Borrower, in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrower); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities;
(f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; (h) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice); and (i) obligations of such Person as lessee under Capital Leases.

                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement, any Note or any other Facility Document that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to 2% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Eurocurrency Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section
2.13 hereof and, thereafter, the rate provided for above in this definition).

                  "Denomination Date" means each of the following: (a) in relation to any Borrowing in an Alternative Currency, the date that is three Banking Days prior to the date such Borrowing is made and in the case of a renewal of, or conversion to, such a Loan, the date that is three Banking Days prior to the date of such renewal or conversion, (b) in relation to any Letter of Credit payable in an Alternative Currency, the date such Letter of Credit is issued, (c) as to any such Borrowing or Letter of Credit, the date that is the last day of each Fiscal Quarter of Cannondale, and (d) such additional dates as the Administrative Agent or the Required Banks shall specify, which additional dates shall only be specified at such times as the Administrative Agent or the Required Banks reasonably expect that currency fluctuations would require a mandatory prepayment under Section 2.8(b).

                  "Dollar Equivalent" means, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "EBITDA" means, for any Person, for any period, earnings before Interest Expense, taxes, depreciation, amortization and extraordinary items for such Person determined in accordance with GAAP.

                  "Eligible Assignee" means (i) a Bank; (ii) an affiliate of a Bank; and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.5, Cannondale, such approval not to be unreasonably withheld or delayed by Cannondale or the Administrative Agent, and such approval to be deemed given by

Cannondale if no objection is received by the assigning Bank and the Administrative Agent from Cannondale within two Banking Days after notice of such proposed assignment has been provided by the assigning Bank to Cannondale; provided, however, that neither the Borrowers nor any affiliate of the Borrowers shall qualify as an Eligible Assignee.

                  "Environmental Indemnification" means the environmental indemnification agreement dated June 9, 1997, entered into by the Borrowers in favor of the Administrative Agent for the benefit of the Banks, a copy of which is attached as Exhibit F hereto, as the same may be amended, modified, supplemented or restated from time to time.

                  "Environmental Laws" means any and all domestic, foreign, federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements with Governmental Authorities or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which a Borrower is a member.

                  "Eurocurrency Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Base Rate."

                  "Event of Default" shall have the meaning assigned to such term in Section 10.1 hereof.

                  "Facility Documents" means this Agreement, the Notes, the Authorization Letter, the Environmental Indemnification, the Pledge Agreement, the Subsidiary Pledge Agreement, the Security Agreement and the other Collateral Documents and documents relating to Letters of Credit and each of the documents, certificates or other instruments referred to in Article 5 hereof as well as any other documents, instruments or certificates to be delivered by any Borrower in connection with this Agreement or in connection with the documents, certificates or instruments referred to in Article 5, including documents delivered in connection with any Borrowing.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

                  "Fiscal Quarter" means, for any Person, any fiscal quarter, determined in a manner consistent with past practices of such Person.

                  "Fiscal Year" means, for any Person, any fiscal year, determined in a manner consistent with past practices of such Person.

                  "Fiscal Year Net Worth Increase Amounts" means, with respect to each Fiscal Year, the greater of (a) Zero Dollars ($0) or (b) the sum of (i) 50% of Consolidated Net Income for such Fiscal Year of a Person, plus (ii) seventy-five percent (75%) of the net proceeds to such Person realized during such Fiscal Year from the issuance or sale by such Person of any shares of its common stock.

                  "Fixed Base Rate" means, for any Eurocurrency Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or deposits in an Alternative Currency, as applicable, at approximately 11:00 a.m. (London time) on, if such day is a Banking Day, the day on which banks in the London interbank market customarily quote such rates for deposits to be delivered on, and, if such day is not a Banking Day, two (2) Banking Days prior to, the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Fixed Base Rate" shall mean, for any Eurocurrency Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars or deposits in an Alternative Currency, as applicable, at approximately 11:00 a.m. (London time) on, if such day is a Banking Day, the day on which banks in the London interbank market customarily quote such rates for deposits to be delivered on, and if such day is not a Banking Day, two (2) Banking Days prior to, the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Fixed Rate" means, for any Eurocurrency Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by
(ii) one minus the Reserve Requirement for such Loan for such Interest Period.

                  "Fronting Bank" means NationsBank, N.A., a national banking association organized under the laws of the United States of America, acting in its capacity as the issuer of the Letters of Credit hereunder.

                  "Funded Debt" means, with respect to any Person, all Debt of such Person for money borrowed, including any such indebtedness which may be incurred pursuant to the provisions of any revolving credit agreement or other similar agreement.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.5.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantied Obligations" shall have the meaning assigned to such term in Section 11.1 hereof.

                  "Guilders" means the lawful money of the Netherlands.

                  "Interest Coverage Ratio" means, for any Person, as at any date, the ratio of (a) EBITDA of such Person for the immediately preceding four full Fiscal Quarters of such Person (including the Fiscal Quarter ending on such date if such date is the last day of a Fiscal Quarter) to (b) Interest Expense of such Person for such period.

                  "Interest Expense" shall mean, with respect to any Person, for any period, the sum, for such Person in accordance with GAAP, of (a) all interest on Debt that is accrued as an expense during such period (including, without limitation, imputed interest on Capital Lease obligations), plus (b) all amounts paid, accrued or amortized as an expense during such period in respect of the Interest Rate Protection Agreements or other interest rate protection agreements, minus (c) all amounts received or accrued as income during such period in respect of interest rate protection agreements.

                  "Interest Period" means, with respect to any Eurocurrency Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section 2.9, on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

                  "Interest Rate Protection Agreement" means any interest rate protection agreement entered into with any bank or other financial institution whereby the Borrowers obtain a hedge or cap for the interest rate that will be payable by the Borrowers on the Loans under this Agreement.

                  "Judgment Currency" shall have the meaning assigned to such term in Section 13.17 hereof.

                  "Judgment Currency Conversion Date" shall have the meaning assigned to such term in Section 13.17 hereof.

                  "L/C Related Documents" shall have the meaning assigned to such term in Section 3.1(f).

                  "L/C Sublimit" shall have the meaning assigned to such term in
Section 3.1(a).

                  "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such type are to be made and maintained.

                  "Letter(s) of Credit" means any standby Letter of Credit issued by the Fronting Bank for the account of a Borrower pursuant to Section
3.1 for the purpose of supporting performance, payment deposit, or surety obligations of such Borrower, in any case if required by law or governmental rule or regulation or if in the ordinary course of business of such Borrower.

                  "Letters of Credit Usage" means with respect to the Borrowers, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available (including any amounts drawn but not yet honored) under all Letters of Credit then outstanding and (ii) the aggregate amount of all drawings under Letters of Credit honored by the Agent and not theretofore reimbursed by a Borrower. Letters of Credit Usage of each Bank shall be determined as if the Banks had bought the participations referred to in Section 3.1(a) with respect to all then outstanding Letters of Credit. In determining Letters of Credit Usage, any Letters of Credit denominated in an Alternative Currency, shall be converted to the Dollar Equivalent (as of the Denomination Date for such Letter of Credit).

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, negative pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give or refrain from giving any of the foregoing.

                  "Loans" means the Term Loans, the Revolving Loans and the Swingline Loans.

                  "Margin" means (a) for each type of Revolving Loan, the number of basis points for such type of Revolving Loan set forth below opposite the range of the Consolidated Average Funded Debt to EBITDA Ratio of Cannondale in the schedule below as determined as of the last day of the immediately preceding Fiscal Quarter, with adjustments to become effective on the date of receipt by the Administrative Agent of the most recent financial statements of the Borrowers required to be furnished to the Banks under Section 7.8; provided, however, that in the event that the Borrowers fail to furnish such financial statements to the Banks on a timely basis under Section 7.8, "Margin" means, for each type of Revolving Loan during the continuance of such failure until such financial statements are delivered, the highest number of basis points for such type of Revolving Loan set forth below:

-------------------------------------------------------------------------------------------------------------
                                                                      Margin
Consolidated Average Funded Debt to          Variable Rate Loans                  Eurocurrency Loans
            EBITDA Ratio
-------------------------------------------------------------------------------------------------------------
           Less than 1.50                       0 basis points                    42.5 basis points
-------------------------------------------------------------------------------------------------------------
 Greater than or equal to 1.50, but             0 basis points                    52.5 basis points
           less than 2.00
-------------------------------------------------------------------------------------------------------------
 Greater than or equal to 2.00, but             0 basis points                    75.0 basis points
           less than 2.50
-------------------------------------------------------------------------------------------------------------
 Greater than or equal to 2.50, but             0 basis points                    97.5 basis points
           less than 3.00
-------------------------------------------------------------------------------------------------------------
   Greater than or equal to 3.00                0 basis points                    120.0 basis points
-------------------------------------------------------------------------------------------------------------

                  ; and (b) for each type of Term Loan, the number of basis points for such type of Term Loan set forth below opposite the stated months from and after the Closing Date in the schedule below, with adjustments to become effective automatically without further action on the part of the Borrowers, the Administrative Agent or the Banks:

-------------------------------------------------------------------------------------------------------------
 Months from and after the Closing                                    Margin
                Date
                                             Variable Rate Loans                  Eurocurrency Loans
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
         months 1 through 6                     0 basis points                     175 basis points
-------------------------------------------------------------------------------------------------------------
        months 7 through 12                     0 basis points                     200 basis points
-------------------------------------------------------------------------------------------------------------
        months 13 through 18                    0 basis points                     225 basis points
-------------------------------------------------------------------------------------------------------------
        months 19 through 24                    0 basis points                     250 basis points
-------------------------------------------------------------------------------------------------------------
             thereafter                         0 basis points                     250 basis points.
-------------------------------------------------------------------------------------------------------------

                  "Material Subsidiary" means (i) each of the Subsidiary Borrowers, and (ii) any other direct or indirect subsidiary of Cannondale which on or after the date hereof has total assets equal to or greater than ten percent (10%) of Cannondale's Consolidated Total Assets.

                  "Mortgaged Property" means the Bethel Mortgaged Property and the Pennsylvania Mortgaged Property.

                  "Mortgages" means the Bethel Mortgages and, if any, each Pennsylvania Mortgage.

                  "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Cash Proceeds" means, with respect to any issuance of Senior Notes, the cash proceeds thereof, net of customary fees, costs and other expenses (including legal, accounting, investment banking and other professional fees, and underwriting discounts and commissions) incurred in connection therewith.

                  "Net Income" of any Person for any period means the net income
(loss) of such Person for such period determined in accordance with GAAP.

                  "Notes" means the Term Notes, the Revolving Notes and the Swingline Notes.

                  "Notice of Borrowing" shall have the meaning assigned to such term in Section 2.7 hereof.

                  "Obligation Currency" shall have the meaning assigned to such term in Section 13.17 hereof.

                  "Obligations" means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of any Borrower to the Administrative Agent or any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note, any Letter of Credit, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Bank) or otherwise.

                  "Outstandings Amount" means, as of any date of determination, the sum of (a) the aggregate amount of Revolving Loans outstanding, plus (b) the aggregate amount of Swingline Loans outstanding, plus (c) the Letters of Credit Usage.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Pennsylvania Collateral Assignment" means a collateral assignment (which shall be in form and substance reasonably satisfactory to the Administrative Agent) that collaterally assigns all installment sales agreements relating to Cannondale's Bedford, Pennsylvania facilities entered into by Cannondale with local Pennsylvania agencies, and all agreements and instruments related thereto, which collateral assignment may be delivered from time to time hereafter by Cannondale in favor of the Administrative Agent, as Mortgagee, as the same may be amended, modified, supplemented or restated from time to time.

                  "Pennsylvania Mortgage" means an Open-End Mortgage Deed and Security Agreement (which shall be in form and substance reasonably satisfactory to the Administrative Agent and substantially similar to the Bethel Mortgages) that mortgages the Pennsylvania Mortgaged Property and may be delivered from time to time hereafter by Cannondale in favor of the Administrative Agent, as Mortgagee, as the same may be amended, modified, supplemented or restated from time to time.

                  "Pennsylvania Mortgaged Property" means the real property and improvements owned by Cannondale and located in Bedford, Pennsylvania that may from time to time hereafter be or become subject to a Pennsylvania Mortgage in favor of the Administrative Agent, as more particularly described in the applicable Pennsylvania Mortgage.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Pledge Agreement" means the pledge agreement dated June 9, 1997, with respect to the shares of the Subsidiary Borrowers, entered into by Cannondale in favor of the Administrative Agent for the benefit of the Banks, a copy of which is attached hereto as Exhibit G, as the same may be amended, modified, supplemented or restated from time to time.

                  "Prime Rate" means that per annum rate of interest from time to time announced by the Reference Bank at its Principal Office as its prime rate, which rate may not be the lowest rate of interest charged by the Reference Bank to its customers.

                  "Principal Office" means the principal office of the Administrative Agent, presently located at 101 North Tryon Street, Charlotte, North Carolina 28255.

                  "Reference Bank" means NationsBank, N.A. (or its applicable Lending Office, as the case may be).

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Rentals" means and includes as of the date of any determination thereof all payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property and all payments, if any, required to be paid by the lessee based on sales volume or gross revenues or otherwise) payable by the Borrowers, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrowers (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

                  "Required Banks" means, at any time, Banks having in the aggregate at least 51% of (i) the sum of the aggregate amount of the Revolving Credit Commitments plus the aggregate outstanding principal amount of the Term Loans, or (ii) if the Commitments have been terminated, the Total Outstandings Amount (determined as if the Swingline Loans outstanding had been repaid with the proceeds of Variable Rate Loans). For purposes of determining the Required Banks, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Spot Exchange Rate in effect at such time.

                  "Reserve Requirement" means, for any Interest Period for any Eurocurrency Loan, the average maximum rate at which reserves (including without limitation any marginal, special, supplemental or emergency reserves) are required to be maintained during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurocurrency Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurocurrency Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.1 or (ii) any category of extensions of credit or other assets which include Eurocurrency Loans. The Fixed Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment Allowance" means, at any date of determination thereof, for the Borrowers, on a combined basis in accordance with GAAP, the difference of (a) 50% of (i) EBITDA of Cannondale and its Consolidated Subsidiaries for the four most recent Fiscal Quarters ended on or prior to the date of determination (with adjustments to become effective on the date of receipt by the Administrative Agent of the most recent financial statements of the Borrowers required to be furnished to the Banks under Section 7.8), minus
(ii) Capital Expenditures made during such four Fiscal Quarters by Cannondale and its Consolidated Subsidiaries, minus (iii) the increase in working capital of Cannondale and its Consolidated Subsidiaries (which includes accounts receivable, inventory, accounts payable, accrued expenses, and other similar accounts but excludes the current portion of Funded Debt) during such four Fiscal Quarters, minus (iv) all interest and principal payments paid or payable on all Debt of Cannondale and its Consolidated Subsidiaries during such four Fiscal Quarters, minus (b) the sum of (i) the amount of all dividends or distributions already declared or paid during such four Fiscal Quarters by Cannondale and its Consolidated Subsidiaries pursuant to Section 8.6(c), plus
(ii) the cost of any stock repurchases, redemptions or other acquisitions for value already made during such four Fiscal Quarters by Cannondale and its Consolidated Subsidiaries pursuant to Section 8.6(c).

                  "Revolving Credit Commitment" means, with respect to each Bank, the obligation of such Bank to make Revolving Loans and participate in Letters of Credit under this Agreement in the following aggregate principal amount, as such amount may be reduced or otherwise modified from time to time:

              NationsBank, N.A.:                                $15,294,118;
              Fleet National Bank:                              $15,294,118;
              The Chase Manhattan Bank:                         $11,470,588
              State Street Bank and Trust Company:              $11,470,588
              BankBoston, N.A.:                                 $11,470,588

                  Total:   $65,000,000.

                  "Revolving Loans" has the meaning given such term in Section 2.3.

                  "Revolving Notes" means the promissory notes of each of the Borrowers substantially in the forms of Exhibit A-1 hereto evidencing the Revolving Loans made to such Borrower by a Bank hereunder, as amended, modified, supplemented, restated or reissued from time to time.

                  "Security Agreement" means the security agreement substantially in the form of Exhibit H to be delivered by Cannondale under the terms of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

                  "Security Agreement Questionnaire" means the security agreement questionnaire substantially in the form of Exhibit I to be delivered by the Borrowers under the terms of this Agreement.

                  "Senior Notes" has the meaning given such term in Section 8.1(h).

                  "Shareholder Note" means the promissory note in the original principal amount of $12,000,000 made by Joseph Montgomery in favor of Cannondale evidencing loans made by Cannondale to Montgomery, as the same may be amended, modified, supplemented or restated from time to time.

                  "Shareholder Mortgage" means the Collateral Assignment of Note and Deed of Trust, dated as of September 15, 1998, by and between Joseph Montgomery and Cannondale, and the Deed of Trust and Security Agreement dated September 15, 1998 from Diamond M, LLC to the Public Trustee of Rio Blanco County, as Trustee f/b/o Joseph S. Montgomery assigned thereby.

                  "Shareholder Note Proceeds" has the meaning given such term in the Collateral Assignment of Shareholder Note.

                  "Shareholder Pledge Agreement" means the shareholder pledge agreement dated of even date herewith entered into by Joseph Montgomery in favor of Cannondale, securing the Shareholder Note, as the same may be amended, modified, supplemented or restated from time to time.

                  "Spot Exchange Rate" means, on any date of determination thereof, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered for such Alternative Currency on such day by the principal London branch of the Reference Bank at approximately 11:00 a.m. (London time) and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such date by the principal London branch of the Reference Bank for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

                  "Subsidiary Pledge Agreement" means the pledge agreement with respect to the shares of Cannondale Australia Pty Limited and Cannondale FSC, Inc., to be entered into by Cannondale in favor of the Administrative Agent for the benefit of the Banks, substantially in the form of Exhibit J, as the same may be amended, modified, supplemented or restated from time to time.

                  "Swingline Bank" means NationsBank, N.A., a national banking association organized under the laws of the United States of America, acting in its capacity as lender of the Swingline Loans hereunder.

                  "Swingline Facility Amount" shall mean the independent obligation of the Swingline Bank to make Swingline Loans pursuant to Section 2.4 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding $10,000,000.

                  "Swingline Loans" means the Loans made by the Swingline Bank pursuant to Section 2.4 hereof, which Swingline Loans shall in no event exceed $10,000,000 in aggregate principal amount outstanding at any one time.

                  "Swingline Notes" means the promissory notes of each of the Borrowers substantially in the form of Exhibit A-2 hereto evidencing the Swingline Loans made to such Borrower by the Swingline Bank hereunder.

                  "Swingline Rate" shall mean an as offered rate per annum quoted by the Swingline Bank (determined in such Bank's discretion) and agreed to by the applicable

Borrower for a term mutually agreeable to such Swingline Bank and such Borrower. Promptly after the Borrower and the Swingline Bank so mutually agree on the Swingline Rate and the term therefor, the Swingline Bank shall send to the Borrower a written confirmation of such Swingline Rate, the term thereof, and the principal amount of the Swingline Loan subject thereto, which confirmation shall be conclusive and binding for all purposes. No failure or delay in sending such a confirmation shall impair in any way the obligations of any Borrower with respect to such Swingline Loan.

                  "Tangible Net Worth" means, at any date of determination thereof, the excess of total assets of a Person over total liabilities of such Person, excluding, however, from the determination of total assets: goodwill, trademarks, patents, organizational costs, unamortized debt discounts and expenses and other like intangible assets as defined by GAAP, all determined in accordance with GAAP.

                  "Termination Date" means January 22, 2002; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

                  "Term Loan" shall have the meaning given such term in Section 2.2.

                  "Term Loan Amortization Date" shall have the meaning assigned to such term in Section 2.2(b) of this Agreement, provided that if any such day is not a Banking Day, such day shall be the next succeeding Banking Day.

                  "Term Loan Commitment" means, with respect to each Bank, the obligation of such Bank to make Term Loans under this Agreement in the following aggregate principal amount:

              NationsBank, N.A.:                                $4,705,882;
              Fleet National Bank:                              $4,705,882;
              The Chase Manhattan Bank:                         $3,529,412;
              State Street Bank and Trust Company:              $3,529,412;
              BankBoston, N.A.:                                 $3,529,412;

                  Total:   $20,000,000.

                  "Term Loan Maturity Date" means January 22, 2002, provided that if such date is not a Banking Day, the Term Loan Maturity Date shall be the next succeeding Banking Day.

                  "Term Notes" means the promissory notes of Cannondale substantially in the form of Exhibit A-3 hereto evidencing the Term Loans made to Cannondale by a Bank hereunder, as amended, modified, supplemented, restated or reissued from time to time.

                  "Total Capitalization" means, at any date of determination thereof, the capitalization (stockholders' equity plus long-term debt (less current installments)) of a Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Total Outstandings Amount" means, as of any date of determination, the sum of (a) the aggregate amount of Term Loans outstanding, plus (b) the aggregate amount of Revolving Loans outstanding, plus (c) the aggregate amount of Swingline Loans outstanding, plus (d) the Letters of Credit Usage.

                  "Trademark Agreement" means the "Patent, Trademark, Copyright and Other Intellectual Property Security Interest" agreement, the form of which is attached as Annex I to the Security Agreement executed and delivered by the Borrowers.

                  "Unconditional Guaranty" shall have the meaning assigned to such term in Section 11.1 herein.

                  "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

                  "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Any change in the Variable Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate.

                  "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

                  "Year 2000 Compliant" shall have the meaning assigned to such term in Section 6.21.

                  "Yen" means the lawful money of Japan.

                  Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                  Section 1.3. Rules of Interpretation.

                           (a) A reference to any document or agreement shall
include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                           (b) The singular includes the plural and the plural
includes the singular.

                           (c) A reference to any law includes any amendment or
modification to such law.

                           (d) A reference to any Person includes its permitted
successors and permitted assigns.

                           (e) The words "include", "includes" and "including"
are not limiting.

                           (f) All terms not specifically defined herein or by
GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

                           (g) Reference to a particular "Section" refers to
that section of this Agreement unless otherwise indicated.

                           (h) The words "herein", "hereof", "hereunder" and
words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                  Section 1.4. Exchange Rates. On each Denomination Date, the Administrative Agent shall determine the Spot Exchange Rate as of such Denomination Date to be used for calculating the relevant Dollar Equivalent and Alternative Currency Equivalent amounts. The Spot Exchange Rates so determined shall become effective on such Denomination Date, shall remain effective until the next succeeding Denomination Date and shall, for all purposes of this Agreement (other than any provision expressly requiring the use of a current exchange rate) be the Spot Exchange Rate employed in converting any amounts between the applicable currencies.


                             ARTICLE 2. THE CREDIT.

                  Section 2.1. The Loans. Subject to the terms and conditions of this Agreement, each of the Banks, severally and not jointly, agrees to make loans pursuant to Sections 2.2 and 2.3 herein and in accordance with their respective Commitment Percentages and the Swingline Bank agrees to make loans pursuant to Section 2.4 herein (all such loans, the "Loans") to the Borrowers (as specified in the notice of each Borrowing pursuant to Section 2.11) from time to time from and including the dates specified for the Loans in Sections 2.2, 2.3 and 2.4 herein.

                  Section 2.2. The Term Loan.

                           (a) Subject to the terms and conditions of this
Agreement, each of the Banks, severally and not jointly, agrees to make term loans (the "Term Loans") to Cannondale (as specified in the Notice of Borrowing pursuant to Section 2.11) on the Closing Date in an aggregate principal amount not to exceed the Term Loan Commitment of such Bank to Cannondale. The Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the Closing Date. The Term Loans may be outstanding as Variable Rate Loans or Eurocurrency Loans (each a "type" of Loan). The Term Loans shall be denominated only in Dollars. Each type of Loan of each Bank shall be made and maintained at such Bank's applicable Lending Office for such type of Loan.

                           (b) The principal amount of the Term Loans shall be
due and payable in two (2) equal installments of $10,000,000 each, payable on July 22, 2001, and January 22, 2002, each such date being a Term Loan Amortization Date. Interest on each Term Loan shall be due and payable in accordance with Section 2.13 herein. Cannondale agrees that the principal amount outstanding in respect of the Term Loans, together with any other amounts, including any accrued interest and other costs and expenses, shall be due and payable in full on the Term Loan Maturity Date without notice or demand. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

                  Section 2.3. The Revolving Loans.

                           (a) Subject to the terms and conditions of this
Agreement, each of the Banks, severally and not jointly, agrees to make revolving credit loans (the "Revolving Loans") to each Borrower (as specified in the notice of each Borrowing pursuant to Section 2.11) from time to time from and including the date hereof to and including the Banking Day next preceding the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Bank to the Borrowers; provided the Revolving Loans of such Bank outstanding plus the Letters of Credit Usage outstanding of such Bank shall not at any time exceed its Revolving Credit Commitment and provided further that the Outstandings Amount shall not at any time exceed the aggregate amount of the Revolving Credit Commitments of the Banks. The Revolving Loans shall be due and payable on the Termination Date. The Revolving Loans may be outstanding as Variable Rate Loans or Eurocurrency Loans (each a "type" of Loan). Eurocurrency Loans may be denominated in Dollars or in one or more Alternative Currencies but Variable Rate Loans shall be denominated only in Dollars. Each type of Loans of each Bank shall be made and maintained at such Bank's applicable Lending Office for such type of Loan. Subject to the terms hereof, the Borrowers may borrow, repay or prepay and reborrow Revolving Loans hereunder prior to the Termination Date.

                           (b) Any Revolving Loan that is a Eurocurrency Loan
may be made in the Alternative Currency specified in the Notice of Borrowing pursuant to Section 2.11 in the Alternative Currency amount specified in such notice, and the Administrative Agent shall determine the Dollar Equivalent as of the Denomination Date for such Borrowing (which determination shall be conclusive absent manifest error). For purposes of determining the amount outstanding under any Bank's Revolving Credit Commitment, each Eurocurrency Loan denominated in an Alternative Currency shall be the Dollar Equivalent for such Eurocurrency Loan as of the Denomination Date.

                  Section 2.4. The Swingline Loans.

                           (a) Subject to the terms and conditions of this
Agreement, the Swingline Bank agrees to make Swingline Loans (the "Swingline Loans") to Cannondale from time to time from and including the date hereof to and including the Banking Day next preceding the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the Swingline Facility Amount; provided that the Outstandings Amount shall not at any time exceed the aggregate amount of the Revolving Credit Commitments of the Banks. Each Loan under this Section 2.4 shall be made by the Swingline Bank. The Swingline Loans shall be at the Swingline Rate, shall have a term of no more than 30 days and shall be denominated only in Dollars. Subject to the terms hereof, Cannondale may borrow, repay or prepay and reborrow Swingline Loans hereunder prior to the Termination Date.

                           (b) Anything contained in this Agreement to the
contrary notwithstanding, (A) unless Cannondale shall have notified the Swingline Bank prior to 11:00 a.m. (New York City local time) on the Banking Day immediately before the date on or before which a Swingline Loan is due that Cannondale intends to repay such Swingline Loan other than with the proceeds of Variable Rate Loans, Cannondale shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.11 requesting the Banks to make Variable Rate Loans on the date on which such Swingline Loan is due in an amount equal to the amount of outstanding principal and interest of such Swingline Loan (provided that such notice shall also be deemed to have been automatically given upon the occurrence of a Default or Event of Default under Section 10.1 or upon the exercise of remedies provided in Section 10.2); and (B) the Banks shall make Variable Rate Loans on the date on which such Swingline Loan is due (including upon an Event of Default and acceleration of such Loans) ratably in accordance with their Commitment Percentage (determined before giving effect to any termination or reduction of Commitments after any such Swingline Loans were made), the proceeds of which shall be applied directly to reimburse the Swingline Bank for the amount of outstanding principal and interest of such Swingline Loan notwithstanding (i) that the amount of such Borrowing may not comply with any minimum amount for advances of Variable Rate Loans otherwise required hereunder, (ii) whether any conditions specified in Article 5 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the failure of any such Notice of Borrowing or deemed Notice of Borrowing for Variable Rate Loans to be made by the time otherwise required hereunder, (v) whether the date of such Borrowing is a date on which Variable Rate Loans are otherwise permitted to be made hereunder, and (vi) any termination or reduction in the Commitments after any such Swingline Loans were made. If, for any reason, the Swingline Bank does not receive proceeds of Variable Rate Loans on the date on which a Swingline Loan is due in an amount equal to the outstanding principal and interest of such Swingline Loan, Cannondale shall reimburse the Swingline Bank on the Banking Day immediately following the date of such nonpayment, in an amount in Dollars in same day funds equal to the excess of the amount due over the proceeds of such Variable Rate Loans, if any, which are so received, plus accrued interest on such excess amount at a rate per annum equal to the Variable Rate; provided that if a Default or Event of Default shall exist and Cannondale is not, by reason thereof, eligible to borrow Variable Rate Loans, then interest shall accrue on such amount paid by the Swingline Bank at the Default Rate. Each Bank irrevocably agrees that if Cannondale fails to repay a Swingline Loan to the Swingline Bank when due (including upon an Event of Default and acceleration of such Loans), whether or not such failure is a result of the commencement of a proceeding of the type referred to in Section 10.1(f) with respect to Cannondale, then each Bank shall be deemed to have purchased participations in the Swingline Loans in proportion to their respective Commitments (determined before giving effect to any termination or reduction of Commitments after any such Swingline Loans were made); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Variable Rate Loan Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Variable Rate Loans hereunder.

                  Section 2.5. The Notes.

                           (a) The Term Loans of each Bank to Cannondale shall
be evidenced by promissory notes in favor of such Bank in the form of Exhibit A-3, dated the Closing Date, duly completed and executed by Cannondale.

                           (b) The Revolving Loans of each Bank to each Borrower
shall be evidenced by promissory notes in favor of such Bank in the form of Exhibit A-1, dated the Closing Date, duly completed and executed by the applicable Borrower. Each Bank shall, and is hereby authorized by each of the Borrowers to, endorse on the schedule attached to each Note held by such Bank, or otherwise record in such Bank's internal records, an appropriate notation evidencing the date, type, amount and currency of each Revolving Loan evidenced by such Note and the date, amount and currency of each repayment or prepayment of principal; provided that the failure of any Bank to make such notation or any error therein shall not affect the obligations of the applicable Borrower to repay the Revolving Loans made by such Bank.

                           (c) The Swingline Loans of the Swingline Bank to
Cannondale shall be evidenced by promissory notes in favor of the Swingline Bank in the form of Exhibit A-2, dated the Closing Date, duly completed and executed by Cannondale. The Swingline Bank shall, and is hereby authorized by Cannondale to, endorse on the schedule attached to each Swingline Note, or otherwise record in such Bank's internal records, an appropriate notation evidencing the date, amount and term of each Swingline Loan evidenced by such Note and the date and amount of each repayment or prepayment of principal; provided that the failure of the Swingline Bank to make such notation or any error therein shall not affect the obligations of Cannondale to repay the Swingline Loans made by such Swingline Bank.

                  Section 2.6. Purpose. The Borrowers shall use the proceeds of the Loans for working capital, repurchases of Cannondale's publicly traded common stock and general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" except in compliance with Regulation U.

                  Section 2.7. Borrowing Procedures. The applicable Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") of each Borrowing to be made under Sections 2.2, 2.3 or 2.4 as provided in Section 2.11. Not later than 2:00 p.m. New York City local time on the date of such Borrowing pursuant to Sections 2.2 or 2.3, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make available to the Administrative Agent, at the Principal Office for the account of the Lending Office, the amount of the Loan to be made by such Bank on such day in the currency in which such Loan is to be made and in immediately available funds for the account of the applicable Borrower. The amount so received by the Administrative Agent shall, subject to the conditions of this Agreement, be made available to the applicable

Borrower, in immediately available funds, by the Administrative Agent crediting an account of such Borrower designated by such Borrower and maintained by such Borrower with the Administrative Agent at the Principal Office.

                  Section 2.8. Prepayments and Conversions.

                           (a) Optional Prepayments. Each Borrower shall have
the right to make prepayments of principal, to convert one type of Loans into another type of Loans or to convert Eurocurrency Loans denominated in one currency to Eurocurrency Loans denominated in another currency, at any time or from time to time; provided that: (i) such Borrower shall give the Administrative Agent notice of each such prepayment or conversion as provided in
Section 2.11; (ii) Eurocurrency Loans may be prepaid or converted only on the last day of an Interest Period for such Eurocurrency Loans, and (iii) prepayments of the Term Loans shall be applied in the order of maturity against principal amounts due on the Term Loans until the Term Loans are paid in full.

                           (b) Mandatory Prepayments. If any time prior to the
Termination Date, as a result of a partial reduction or termination of Revolving Credit Commitments, as a result of fluctuations in currencies or otherwise, the aggregate amount of all Revolving Loans and Swingline Loans outstanding at such time plus the aggregate amount of Letters of Credit Usage outstanding at such time shall exceed the aggregate amount of the Revolving Credit Commitments, the Borrowers shall repay the Banks forthwith such amounts as may be necessary to eliminate such excess (and if the repayment in full of the Revolving Loans and Swingline Loans does not eliminate such excess due to the amount of outstanding Letters of Credit Usage at such time, Cannondale shall also deposit with the Administrative Agent sufficient cash collateral to cover such remaining excess), and the failure of the Borrowers to make and the Banks to receive such payment shall constitute an Event of Default hereunder. For the purposes of this Section 2.8(b), (i) the amount outstanding under any Eurocurrency Loan, or the amount of any Letter of Credit Usage, denominated in an Alternative Currency at any time shall be the Dollar Equivalent thereof as of each Denomination Date, and (ii) for purposes of determining such amount outstanding, there shall not be an interval of greater than three months between Denomination Dates.

                           (c) Prepayment with Senior Note Proceeds. In the
event that, at any time or from time to time, Cannondale shall receive Net Cash Proceeds from the issuance of Senior Notes, then, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, 100% of such Net Cash Proceeds shall be used, first, to pay or prepay outstanding Term Loans in the order of maturity in an aggregate principal amount up to 100% of such Net Cash Proceeds and, second, to pay or prepay outstanding Revolving Loans in an aggregate principal amount up to the remaining balance of such Net Cash Proceeds.

                           (d) Prepayment with Shareholder Note Proceeds. In the
event that, at any time or from time to time, Cannondale or the Administrative Agent shall receive Shareholder Note Proceeds (as defined in the Collateral Assignment of Shareholder Note) in accordance with Section 4(j) of the Collateral Assignment of Shareholder Note, then, substantially simultaneously with the receipt of such Shareholder Note Proceeds, 100% of such Shareholder Note Proceeds shall be used, first, to pay or prepay outstanding Term Loans in the order of maturity in an aggregate principal amount up to 100% of such Shareholder Note Proceeds, and, second, to pay or prepay outstanding Revolving Loans in an aggregate principal amount up to the remaining balance of such Shareholder Note Proceeds.

                  Section 2.9. Interest Periods; Renewals.

                           (a) In the case of each Eurocurrency Loan, the
Borrower thereunder shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1, subject to the following limitations: (i) in the case of the Term Loans, no Interest Period may extend beyond a Term Loan Amortization Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans outstanding as Eurocurrency Loans having Interest Periods which end after such Term Loan Amortization Date shall be equal to or less than the principal amount of the Term Loans to be outstanding after such Term Loan Amortization Date; (ii) in the case of the Revolving Loans, no Interest Period may extend beyond the Termination Date;
(iii) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration less than 30 days, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available;
(iv) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (v) no more than eight Interest Periods may be outstanding at any one time. For purposes of this
Section 2.9(a), borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate borrowings.

                           (b) Upon notice to the Administrative Agent as
provided in Section 2.11, each Borrower may renew any Eurocurrency Loan on the last day of the Interest Period therefor as the same type of Loans with an Interest Period of the same or different duration in accordance with the limitations provided above. If such Borrower shall fail to give notice to the Administrative Agent of such a renewal, (i) in the case of a Eurocurrency Loan denominated in Dollars, such Eurocurrency Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period and (ii) in the case of a Eurocurrency Loan denominated in an Alternative Currency, such Eurocurrency Loan shall automatically become a Eurocurrency Loan denominated in the same Alternative Currency having an Interest Period of one month.

                  Section 2.10. Changes of Commitments.

                           (a) The Borrowers shall have the right to reduce or
terminate the amount of unused Revolving Credit Commitments or the Swingline Facility Amount at any time or from time to time, provided that: (a) the Borrowers shall give notice of each such reduction or termination to the Administrative Agent and the Swingline Bank as provided in Section 2.11; and (b) each partial reduction shall be in an aggregate amount at least equal to $5,000,000; provided that if any such reduction would cause the aggregate Revolving Credit Commitments to be reduced below the amount of $5,000,000, the Banks shall have the right either to reduce the Revolving Credit Commitments to such amount or to terminate the Revolving Credit Commitments, in whole. The Revolving Credit Commitments, once reduced or terminated, may not be reinstated.

                           (b) In addition to any other reduction in Revolving
Credit Commitments provided for herein, on each date upon which Senior Notes are issued, the aggregate Revolving Credit Commitments shall be reduced by an amount equal to the excess of (i) 100% of the Net Cash Proceeds from the issuance of such Senior Notes over (ii) the aggregate principal amount of Term Loans paid or prepaid pursuant to Section 2.8(c) in connection with such issuance.

                           (c) In addition to any other reduction in Revolving
Credit Commitments provided for herein, in the event that, at any time or from time to time, Cannondale or the Administrative Agent shall receive Shareholder Note Proceeds in accordance with Section 4(j) of the Collateral Assignment of Shareholder Note, then the aggregate Revolving Credit Commitments shall be automatically reduced by an amount equal to the excess of (i) 100% of the Shareholder Note Proceeds over (ii) the aggregate principal amount of Term Loans paid or prepaid pursuant to Section 2.8(d) with such Shareholder Note Proceeds.

                           (d) With respect to the Bethel Mortgages, in the
event that Cannondale records a written notice pursuant to Section 49-2(c) of the Connecticut General Statutes (a copy of which shall concurrently be given to the Administrative Agent) terminating the right to have additional Borrowings or additional Letters of Credit secured by the Bethel Mortgages or limiting such Borrowings or Letters of Credit Usage secured by the Bethel Mortgages to not more than the Total Outstandings Amount at the time of the recording of such notice, then the Banks and the Swingline Bank shall have no further obligation to make Loans hereunder and the Fronting Bank shall have no further obligation to issue Letters of Credit hereunder.

                  Section 2.11. Certain Notices. Notices by the Borrowers to the Administrative Agent of each Borrowing pursuant to Section 2.7, and each prepayment or conversion pursuant to Section 2.8 and each renewal pursuant to
Section 2.9(b), and each reduction or termination of the Revolving Credit Commitments pursuant to Section 2.10, shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York City time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Eurocurrency Loans) renewals of (i) Variable Rate Loans, given one Banking Day prior thereto; (ii) Eurocurrency Loans, given three Banking Days prior thereto; and (iii) Swingline Loans, given on the day thereof; (b) in the case of reductions or termination of the Revolving Credit Commitments, given three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.12) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Eurocurrency Loan, the Interest Period therefor) and the date of the Borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Revolving Credit Commitments to be reduced or terminated. The Administrative Agent shall promptly notify the Banks of the contents of each such notice.

                  Section 2.12. Minimum Amounts. Except for Borrowings which exhaust the full remaining amount of the Revolving Credit Commitments, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to Section 4.4, each Borrowing, prepayment, conversion and renewal of principal of Loans of a particular type and of a particular currency shall be in an amount at least equal to $3,500,000 (or the Dollar equivalent thereof) in the aggregate for Borrowings other than in Yen, and the Dollar equivalent of $1,500,000 in the aggregate for Borrowings in Yen, and in increments of $500,000 for all Banks (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Eurocurrency Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurocurrency Loans of each type having concurrent Interest Periods shall be at least equal to $1,000,000 in the aggregate for each Bank.

                  Section 2.13. Interest.

                           (a) Interest shall accrue on the outstanding and
unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any applicable Margin, (ii) for a Eurocurrency Loan, at a fixed rate equal to the Fixed Rate plus the applicable Margin, and (iii) for a Swingline Loan, at a rate per annum equal to the applicable Swingline Rate. If the principal amount of any Loan and any other amount payable by any Borrower hereunder, under the Notes or under any other Facility Documents shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

                           (b) The interest rate on each Variable Rate Loan
shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Eurocurrency Loan and each Swingline Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the applicable Borrower and the Banks.

                           (c) Accrued interest on all types of Loans shall be
due and payable in the relevant currency in arrears upon any payment of principal or conversion thereof and (i) for each Variable Rate Loan, on the last business day of each fiscal quarter, commencing the first such date after such Variable Rate Loan is made, and on the Termination Date with respect to Revolving Loans and on each Term Loan Amortization Date and the Term Loan Maturity Date with respect to the Term Loans; (ii) for each Eurocurrency Loan, on the last day of the Interest Period therefor and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period and on the last day of such Interest Period; and (iii) for each Swingline Loan, on the date on which such Swingline Loan is due; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Administrative Agent.

                  Section 2.14. Fees.

                           (a) The Borrowers shall pay to the Administrative
Agent for the account of each Bank a facility fee on the daily average used and unused Revolving Credit Commitment of such Bank, for the period from and including the date hereof to the earlier of the date the Revolving Credit Commitments are terminated or the Termination Date, at the rate per annum set forth opposite the applicable range of the Consolidated Average Funded Debt to EBITDA Ratio of Cannondale in the schedule below as determined as of the last day of the immediately preceding Fiscal Quarter (with adjustments to become effective on the date of receipt by the Administrative Agent of the most recent financial statements of the Borrowers required to be furnished to the Banks under Section 7.8; provided, however, that in the event that the Borrowers fail to furnish such financial statements to the Banks on a timely basis under
Section 7.8, such rate per annum during the continuance of such failure until such financial statements are so delivered shall be the highest rate per annum set forth below). The facility fee shall be calculated in each case on the basis of a year of 360 days for the actual number of days elapsed. The accrued facility fee shall be due and payable in arrears upon any reduction or termination of the Revolving Credit Commitment and on the last business day of each fiscal quarter, commencing on the first such date after the Closing Date:

                                                                              32

                          ------------------------------------------------------------------------
                             Consolidated Average Funded Debt to
                                        EBITDA Ratio                 Facility Fee
                          ------------------------------------------------------------------------
                          Less than 1.50                             20 basis points
                          ------------------------------------------------------------------------
                          Greater than or equal to 1.50, but less
                          than 2.00                                  22.5 basis points
                          ------------------------------------------------------------------------
                          Greater than or equal to 2.00, but less
                          than 2.50                                  25 basis points
                          ------------------------------------------------------------------------
                          Greater than or equal to 2.50, but less
                          than 3.00                                  27.5 basis points
                          ------------------------------------------------------------------------
                          Greater than or equal to 3.00              30 basis points
                          ------------------------------------------------------------------------

                           (b) The Borrowers shall pay to the Administrative
Agent an agency fee of Twenty Five Thousand Dollars ($25,000) per year or part thereof payable on the Closing Date and each anniversary of the Closing Date, which agency fees shall be deemed fully earned when paid and shall be non-refundable.

                  Section 2.15. Payments Generally. All payments under this Agreement, the Notes and the other Facility Documents shall be made in immediately available funds in Dollars (except that payments on Eurocurrency Loans denominated in an Alternative Currency shall be made in such Alternative Currency) without offset, deduction or withholding of any kind. All payments shall be made not later than 11:00 a.m. (New York, New York, time) on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to an account of the Administrative Agent maintained at the Principal Office for the account of the applicable Lending Office of each Bank. The Administrative Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Administrative Agent. The applicable Borrower shall, at the time of making each payment under this Agreement, any Note or any other Facility Document, specify to the Administrative Agent the principal or other amount payable by such Borrower under this Agreement, such Note or such other Facility Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion but subject to Section 12.16). If the due date of any payment under this Agreement, any Note or any other Facility Document would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Administrative Agent hereunder, under any Note or under any other

Facility Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's applicable Lending Office.

                  Section 2.16. Interest Rate Protection. The Borrowers may enter into Interest Rate Protection Agreements so long as no Default or Event of Default would result therefrom, including any violation of any of the covenants contained in Article 9 on a pro forma basis based upon the most recent calculations delivered to the Banks in accordance with Section 7.8. The obligations of the Borrowers to a Bank (but not to any other bank or other financial institution that is not a "Bank" hereunder) under such Interest Rate Protection Agreements will automatically constitute Obligations of the Borrowers under this Agreement for so long as such Interest Rate Protection Agreements remain in effect (regardless of whether the Bank that is a party thereto remains a party hereto) and will be secured by any Lien granted under the Facility Documents pari passu with the other Obligations of the Borrowers under this Agreement.

                  Section 2.17. European Monetary Unit.

                           (a) If, as a result of the implementation of the
European economic and monetary union ("EMU"), (i) any currency available for borrowing under this Agreement (a "National Currency") ceases to be lawful currency of the state issuing the same and is replaced by a European single or common currency (the "Euro") or (ii) any National Currency and the Euro are simultaneously recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state, then any amount payable hereunder by any party hereto in such National Currency or any Loan to be made or, in the case of clause (i) above, Letter of Credit to be issued under this Agreement in such National Currency shall instead be payable or made or issued in the Euro and the amount so payable or made or issued shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU; provided, however, that to the extent any EMU legislation provides that an amount denominated either in the Euro or in the applicable National Currency can be paid either in Euros or in the applicable National Currency, each party to this Agreement shall be entitled to pay or repay such amount in Euros or in the applicable National Currency. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any such National Currency will, except as otherwise provided herein, continue to be payable only in that National Currency.

                           (b) The Borrowers shall from time to time, at the
request of the Administrative Agent, pay to the Administrative Agent for the account of each Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable or in the effective return on its capital to, or of interest or other return foregone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to, or operation of the Euro in any applicable state.

                           (c) In addition, this Agreement (including, without
limitation, the definition of Fixed Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect such implementation of the EMU and change in currency and to put the Banks and the Borrowers in the same position, so far as possible, that each would have been in if such implementation and change in currency had not occurred. No such implementation or change in currency nor any economic consequences resulting therefrom shall
(i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify, or renegotiate the provisions of this Agreement or (ii) discharge, excuse, or otherwise affect the performance of any obligations of any of the Borrowers under this Agreement, the Notes, or any other Facility Document.


                          ARTICLE 3. LETTERS OF CREDIT

                  Section 3.1. Letters of Credit.

                           (a) Subject to the terms and conditions of this
Agreement, in addition to requesting that the Banks make the Term Loans and the Revolving Loans and that the Swingline Bank make the Swingline Loans, any Borrower may request, in accordance with the provisions of this Section 3.1(a), that the Fronting Bank issue Letters of Credit for the account of such Borrower; provided that (i) no Borrower shall request that the Fronting Bank issue any Letter of Credit if, after giving effect to such issuance, the Outstandings Amount would exceed the aggregate of all Revolving Credit Commitments, (ii) in no event shall the Fronting Bank issue (A) any Letter of Credit having an expiration date later than the tenth Banking Day prior to the Termination Date, or (B) any Letter of Credit having an expiration date more than one year after its date of issuance, and (iii) no Borrower shall request that the Fronting Bank issue any Letter of Credit if, after giving effect to such issuance, the aggregate amount of outstanding Letters of Credit Obligations would exceed $10,000,000 (the "L/C Sublimit"). The issuance of any Letter of Credit in accordance with the provisions of this Section 3.1(a) shall require the satisfaction of each condition set forth in Article 5. All Letters of Credit may be denominated in Dollars or in an Alternative Currency, as requested by the Borrower.

                           Immediately upon the issuance of each Letter of
Credit, each Bank shall be deemed to, and hereby agrees to, have irrevocably agreed to participate with the Fronting Bank in such Letter of Credit and any drawing thereunder in an amount equal to such Bank's ratable share (determined in accordance with such Bank's Commitment) of the maximum amount which is or at any time may become available to be drawn thereunder.

                           Each Letter of Credit may provide that the Fronting
Bank, with the written consent of the Required Banks, may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans. If payment is not due to the beneficiary of an outstanding Letter of Credit, upon the occurrence of an Event of Default the applicable Borrower shall deposit immediately available funds in an amount equal to the face amount of such Letter of Credit in an account or fund a cash collateral account, in the applicable currency, with the Fronting Bank to secure payment to the beneficiary under such Letter of Credit. Any funds so deposited or standing to the credit of such account shall be paid to the beneficiary of such Letter of Credit if conditions to such payment are satisfied or returned to the Fronting Bank for distribution to the Banks (or, if all Loans shall have been repaid in full in cash in the applicable currency, to the applicable Borrower) if no payment to the beneficiary has been made and the final date available for drawings under such Letter of Credit has passed. Each payment or distribution of funds by the Fronting Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Fronting Bank under the related Letter of Credit and each deposit by the Borrower as provided in this paragraph shall be treated for all purposes of this Agreement as a reimbursement by Borrower for a portion of such drawing equal to the amount of such deposit.

                           (b) Whenever a Borrower desires the issuance of a
Letter of Credit, it shall deliver to the Fronting Bank at the Principal Office a written notice no later than 11:00 a.m. (New York City local time) at least ten (10) Banking Days prior to the proposed date of issuance. Such notice shall consist of the form of application and agreement for letters of credit customarily used by the Fronting Bank, as such document may be amended from time to time. Promptly after receipt of a notice of desired issuance of a Letter of Credit, (i) if the conditions set forth in Section 3.1(a) have been satisfied, the Fronting Bank shall notify each Bank of the proposed issuance and the amount of each such other Bank's respective participation therein, determined in accordance with Section 3.1(a); and (ii) if such conditions have not been satisfied, the Fronting Bank shall notify the applicable Borrower.

                           (c) In the event of any request for a drawing under
any Letter of Credit by the beneficiary thereof, the Fronting Bank shall give telephonic notice (promptly confirmed in writing) to the applicable Borrower (x) confirming receipt of such request and (y) of the date on or before which the Fronting Bank intends to honor such drawing, and the applicable Borrower shall reimburse the Fronting Bank on the day on which such drawing is honored under the applicable Letter of Credit in an amount in Dollars in same day funds equal to: (i) the amount of such drawing if such drawing is in Dollars or (ii) the Dollar Equivalent on the date of such drawing of the amount required to be paid in the Alternative Currency pursuant to the terms of the applicable Letter of Credit if such drawing is in an Alternative Currency (the "Contract Amount"); provided that, and anything contained in this Agreement to the contrary notwithstanding, (A) unless the applicable Borrower shall have notified the Fronting Bank prior to 11:00 a.m. (New York City local time) on the Banking Day immediately before the date on or before which the Fronting Bank has indicated that it intends to honor such drawing that the applicable Borrower intends to reimburse the Fronting Bank for the amount of such drawing with funds other than the proceeds of Variable Rate Loans, such Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.11 requesting the Banks to make Variable Rate Loans on the date on which such drawing is honored in an amount equal to (x) the amount of such drawing if such drawing is denominated in Dollars or (y) the Contract Amount if such drawing is not denominated in Dollars, and (B) subsequent to satisfaction or waiver of the conditions specified in Article 5, the Banks shall make Variable Rate Loans on the date on which such drawing is honored, the proceeds of which shall be applied directly to reimburse the Fronting Bank for the amount of such drawing; and provided further that if, for any reason, the Fronting Bank does not receive proceeds of Variable Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing (or the Contract Amount for any drawing not denominated in Dollars), the applicable Borrower shall reimburse the Fronting Bank on the Banking Day immediately following the date of such drawing, in an amount in Dollars in same day funds equal to the excess of the amount of such drawing (or the Contract Amount for any drawing not denominated in Dollars) over the proceeds of such Variable Rate Loans, if any, which are so received, plus accrued interest on such excess amount at a rate per annum equal to the Variable Rate; provided that if a Default or Event of Default shall exist and such Borrower is not, by reason thereof, eligible to borrow Variable Rate Loans, then interest shall accrue on such amount paid by the Fronting Bank at the Default Rate.

                           (d) If a Borrower shall fail to reimburse the
Fronting Bank as provided in Section 3.1(c) in an amount equal to the amount of any drawing under a Letter of Credit issued by the Fronting Bank and honored by the Fronting Bank in compliance with the terms of such Letter of Credit and for any reason Variable Rate Loans are not advanced to the applicable Borrower as contemplated by Section 3.1(c), the Fronting Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's pro rata participation therein. Each Bank shall make available to the Fronting Bank an amount equal to its pro rata participation in same day funds, at the office of the Fronting Bank specified in such notice, immediately upon demand of the Fronting Bank. If any Bank fails to make available to the Fronting Bank the amount of such Bank's pro rata participation in such Letter of Credit as provided in this Section 3.1(d), the Fronting Bank shall be entitled to recover such amount on demand from such Bank together with interest at the Variable Rate. The Fronting Bank shall distribute to each Bank which has paid all amounts payable by it under this Section 3.1(d) with respect to any Letter of Credit issued by the Fronting Bank such Bank's pro rata share of all payments received by the Fronting Bank from the applicable Borrower in reimbursement of drawings honored by the Fronting Bank under such Letter of Credit when such payments are received.

                           (e) (i) Each Borrower agrees to pay the
Administrative Agent, for the ratable benefit of each of the Banks, a non-refundable letter of credit fee with respect to each Letter of Credit, payable in the applicable currency, computed at the rate per annum equal to the then-applicable Margin for Revolving Loans, calculated on the basis of a year of 360 days for the actual days elapsed, of the face amount of such Letter of Credit for the stated duration thereof. Such fees shall be payable quarterly in arrears on the last day of each quarter and shall be nonrefundable.

                                    (ii) Each Borrower agrees to pay the
Fronting Bank, for its own account, a non-refundable letter of credit fee with respect to each Letter of Credit, payable in Dollars, computed at the rate per annum equal to 1/8 of one percent, calculated on the basis of a year of 360 days for the actual days elapsed, of the face amount of such Letter of Credit for the stated duration thereof. Such fees shall be payable quarterly in arrears on the last day of each quarter and shall be nonrefundable.

                                    (iii) Each Borrower further agrees to pay
the Fronting Bank, for its own account, its normal and customary administration, amendment, transfer, payment and negotiation fees charged in connection with its issuance and administration of letters of credit.

                           (f) The obligations of each Borrower to reimburse the
Fronting Bank for drawings made under the Letters of Credit issued by the Fronting Bank for such Borrower and the obligations of the Banks under Section 3.1(d) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances and irrespective of any of the following:

                                    (i) any lack of validity or enforceability
of this Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");

                                    (ii) any change in the time, manner or place
of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                                    (iii) the existence of any claim, set-off,
defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Fronting Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                                    (iv) any statement or any other document
presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (v) payment by the Fronting Bank under a
Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms and conditions of such Letter of Credit; or

                                    (vi) any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Borrowers.

                           (g) The face amount of each Letter of Credit shall
not be less than an amount agreed upon between the Fronting Bank and the Borrower from time to time.

                           (h) In the event of any conflict between the terms of
any application and agreement for a letter of credit hereunder and the terms of this Agreement, the terms of this Agreement shall control.

                  Section 3.2. Cash Collateral Account. If the Commitments are duly terminated and all amounts owing under this Agreement, the Notes and the Letters of Credit become due and payable pursuant to Article 10, each Borrower shall deposit with the Administrative Agent, on the date such obligations become due and payable, an amount in cash equal to its Letters of Credit Usage as of such date and the Letter of Credit fees in accordance with Section 3.1(e). Such amount shall be deposited in a cash collateral account to be established by the Administrative Agent, for the benefit of the Banks, and shall constitute collateral security for the Letters of Credit Usage and other amounts owing by such Borrower hereunder. All amounts in such cash collateral account shall be maintained pursuant to a cash collateral account agreement which shall grant to the Administrative Agent exclusive dominion and control (including exclusive rights of withdrawal) over all such amounts and shall be otherwise satisfactory in form and substance to the Administrative Agent.


                  ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC.

                  Section 4.1. Additional Costs.

                           (a) The Borrowers shall pay directly to each Bank
from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Eurocurrency Loans or Letters of Credit Usage under this Agreement or the Notes or its obligation to make any such Loans or issue or participate in Letters of Credit hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or Letters of Credit Usage or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) subjects such Bank (or its applicable Lending Office) to any tax, duty or other charge or changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any of such Loans or Letters of Credit Usage (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans or Letters of Credit Usage by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or Letters of Credit Usage or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.1); or (iii) imposes any other condition affecting this Agreement or the Notes or the Letters of Credit (or any of such extensions of credit or liabilities). Each Bank will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Borrower under this
Section 4.1(a), or under Section 4.1(c), the Borrower may, by notice to such Bank (with a copy to the Administrative Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 4.4.

                           (b) Without limiting the effect of the foregoing
provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurocurrency Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 4.4).

                           (c) Without limiting the effect of the foregoing
provisions of this Section 4.1 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder or its Letters of Credit Usage hereunder or its obligations to issue or participate in Letters of Credit or drawings thereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 4.1(c) as promptly as practicable after it determines to request such compensation.

                           (d) Determinations and allocations by a Bank for
purposes of this Section 4.1 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or Letters of Credit Usage or its obligation to make Loans or issue or participate in Letters of Credit, or on amounts receivable by, or the rate of return to, it in respect of Loans or Letters of Credit Usage or such obligation, and of the additional amounts required to compensate such Bank under this Section 4.1, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis. Each Bank will notify the Borrower of such determinations, allocations and additional amounts, the basis therefor and the calculations thereof, as promptly as practicable after it determines to request such compensation.

                  Section 4.2. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

                           (a) the Administrative Agent determines (which
determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section
1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurocurrency Loans as provided in this Agreement; or

                           (b) the Required Banks determine (which determination
shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.1 upon the basis of which the rate of interest for any type of Eurocurrency Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans; or

                           (c) in the case of Eurocurrency Loans denominated in
an Alternative Currency, any Bank shall determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant Alternative Currency is not available in the relevant amounts or for the relevant period, or that a change in national or international controls has occurred which would, in the opinion of such Bank, make it impracticable for such Bank to make, fund or maintain its Eurocurrency Loans to be made in such Alternative Currency or for such Borrower to pay the principal of or interest on such Eurocurrency Loans as provided in this Agreement;

                           then the Administrative Agent shall give the
Borrowers and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.8.

                  Section 4.3. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending

Office to honor its obligation to make, maintain or renew Eurocurrency Loans in any currency hereunder or convert Variable Rate Loans or Eurocurrency Loans in a different currency to Eurocurrency Loans in such currency, then such Bank shall promptly notify the Borrower thereunder (with a copy to the Administrative Agent) and such Bank's obligation to make or renew affected Eurocurrency Loans and to convert Variable Rate Loans or unaffected Eurocurrency Loans into affected Eurocurrency Loans hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Eurocurrency Loans and such Bank's outstanding affected Eurocurrency Loans, as the case may be, shall be converted in accordance with Section 4.4.

                  Section 4.4. Certain Conversions Pursuant to Sections 4.1 and
4.3. If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 4.1 or 4.3, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 4.1(b) or 4.3, on such earlier date as such Bank may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 which gave rise to such conversion no longer exist:

                           (a) to the extent that such Bank's Affected Loans
have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans;

                           (b) all Loans which would otherwise be made or
renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans; and

                           (c) if Loans of other Banks of the Affected Type are
subsequently converted into Loans of another type (other than Variable Rate Loans), such Bank's Variable Rate Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

                           If such Bank gives notice to the Borrower (with a
copy to the Administrative Agent) that the circumstances specified in Section
4.1 or 4.3 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest

Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

                  Section 4.5. Certain Compensation. Each Borrower shall pay to the Administrative Agent for the account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                           (a) any payment, prepayment, conversion or renewal of
a Eurocurrency Loan or a Swingline Loan made by such Bank or the Swingline Bank, as applicable, at the direction of Borrower or as otherwise permitted herein, which payment, prepayment, conversion or renewal is on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

                           (b) any failure by the Borrower to borrow, convert
into or renew a Eurocurrency Loan or a Swingline Loan to be made, converted into or renewed by such Bank or the Swingline Bank, as applicable, on the date specified therefor in the relevant notice under Section 2.7, 2.8 or 2.9, as the case may be.

                           Without limiting the foregoing, such compensation
shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for deposits in the relevant currencies of leading banks for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 4.5 shall be conclusive absent manifest error.

                  Section 4.6. Taxes.  Each Borrower covenants and agrees that:

                           (a) All payments on account of the principal of and
interest on its Loans and the Notes, and all other amounts payable by such Borrower hereunder, under any Note or under any other Facility Document, including without limitation amounts payable with respect to any Letter of Credit or under Section 4.6(b), shall be made without any set-off or counterclaim and free and clear of and without reduction by reason of, all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever (other than taxes imposed on the overall net income of any Bank, or of its applicable Lending Office, by the jurisdiction in which such Bank's principal office or its applicable Lending Office is located), and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any country or any political subdivision or taxing authority thereof or therein or by any federation or association of or with which any country may be a member or associated or by any jurisdiction from which any payment hereunder or under any Note is made or any taxing authority thereof or therein, on or in respect of this Agreement, the Loans, any Note, any other Facility Document, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof (hereinafter called "Taxes"), all of which will be paid by such Borrower, for its own account, prior to the date on which penalties attach thereto;

                           (b) Such Borrower shall indemnify each Bank against,
and reimburse each Bank on demand for, any Taxes and any loss, liability, claim or expense, including interest, penalties and reasonable legal fees (net of any refunds or tax credits for such Taxes which such Bank shall actually receive or utilize), which such Bank may incur at any time arising out of or in connection with any failure of such Borrower to make any payments of Taxes when due;

                           (c) In the event that such Borrower is required by
applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable to any Bank on, under or in respect of this Agreement, the Loans, any Note or any other Facility Document, such Borrower shall pay to such Bank such additional amount(s) as may be required, after the deduction or withholding of Taxes, to enable such Bank to receive from such Borrower an amount equal to the amount stated to be payable by such Borrower to such Bank under this Agreement, its Note held by such Bank or under any other Facility Document;

                           (d) Such Borrower shall furnish to each Bank the
official tax receipts in respect of each payment of Taxes required under this
Section 4.6 within 30 days after the date such payment is due pursuant to applicable law, and such Borrower shall promptly furnish to each Bank at its request any other information, documents and receipts that such Bank may, in its reasonable discretion from time to time, require to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid under this Section 4.6; and

                           (e) In the event that the payments by such Borrower
hereunder which are subject to the payment of Taxes subsequently become exempt from or not subject to Taxes, such Borrower will, upon the reasonable request of any Bank, furnish to such Bank either a certificate from each appropriate taxing authority or an opinion of counsel reasonably acceptable to such Bank, in either case stating that payments hereunder are exempt from or not subject to Taxes.


                        ARTICLE 5. CONDITIONS PRECEDENT.

                  Section 5.1. Documentary Conditions Precedent. This Agreement shall become effective when, and only when, the Administrative Agent shall have received on or before the date of effectiveness each of the following, in form and substance satisfactory to the Administrative Agent and its counsel:

                           (a) the Notes duly executed by the respective
Borrowers;

                           (b) the Authorization Letter duly executed by the
Borrowers;

                           (c) the Security Agreement duly executed by the
Borrowers together with (i) confirmation of the filing of financing statements (UCC-1) duly filed under the Uniform Commercial Code (or other satisfactory evidence that such statements have been filed prior to the Closing Date) of all jurisdictions necessary or, in the opinion of the Administrative Agent or any Bank, desirable to perfect the security interest created by the Security Agreement; and (ii) certified copies of requests for information (Form UCC-11) identifying all of the financing statements on file with respect to the Borrowers in all jurisdictions referred to under (i), indicating that no party claims an interest in any of the Collateral (as defined in the Security Agreement), other than interests permitted under the terms of this Agreement;

                           (d) the Trademark Agreement duly executed by
Cannondale;

                           (e) the Subsidiary Pledge Agreement duly executed by
Cannondale;

                           (f) a Phase I Environmental Site Assessment and an
MAI appraisal, both in form and content acceptable to the Administrative Agent, in its sole discretion, with respect to the Bethel Mortgaged Property ;

                           (g) the Bethel Mortgages duly executed by Cannondale,
together with executed financing statements and fixture filings (UCC-1) to be filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created by the Mortgages;

                           (h) title insurance policies with respect to the
Bethel Mortgaged Property issued by a title insurance company acceptable to the Administrative Agent;

                           (i) a current as-built survey of the Bethel Mortgaged
Property, certified to the Borrowers, the Administrative Agent and the title company;

                           (j) a certificate of occupancy for the Bethel
Mortgaged Property;

                           (k) a favorable opinion of Kelley Drye & Warren LLP,
counsel for the Borrowers, dated the Closing Date, in substantially the form of Exhibit K and as to such other matters as the Administrative Agent or any Bank may reasonably request;

                           (l) a favorable opinion of foreign local counsel for
such Subsidiary Borrower, dated the Closing Date, in form and substance satisfactory to the Administrative Agent;

                           (m) a certificate of the Secretary, Assistant
Secretary or other appropriate officer of each of the Borrowers, dated the Closing Date, (i) attesting to all corporate action taken by each of the Borrowers, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement, (ii) certifying the names and true signatures of the officers of each of the Borrowers authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by such Borrowers under this Agreement and
(iii) verifying that the charter and by-laws (or other analogous documents) of such Borrower attached thereto are true, complete and correct as of the date thereof;

                           (n) certificates to the good standing or subsistence
(or other analogous certificates) and certified copies of all charter documents with respect to each of the Borrowers certified by the Secretary of State (or other appropriate Governmental Authority) of its jurisdiction of incorporation and every other jurisdiction in which it does business;

                           (o) a certificate of the chief financial officer or
assistant treasurer of Cannondale setting forth (i) computations demonstrating compliance with the covenants contained in Article 9 as determined as of the last day of the immediately preceding Fiscal Quarter and (ii) the computation of the Consolidated Average Funded Debt to EBITDA Ratio as determined as of the last day of the immediately preceding Fiscal Quarter (for Margin and facility fee purposes);

                           (p) Federal Reserve Forms U-1 provided for in
Regulation U issued by the Board of Governors of the Federal Reserve System, the statements made in which shall be such, in the opinion of the Administrative Agent, as to permit the transactions contemplated hereby in accordance with said Regulation U;

                           (q) payment by the Borrowers to the Agents of all
expenses and fees incurred by the Agents in connection with the negotiation, execution and delivery of the Facility Documents and the syndication of the Loans, including legal fees;

                           (r) absence of any change in market conditions which,
in the Administrative Agent's opinion, would materially impair a financial institution's ability to fund Loans of this type;

                           (s) certificates of insurance (ACORD Form 27)
evidencing casualty and liability insurance policies in conformity with the requirements of the Security Agreement, the Bethel Mortgages and Section 7.5 of this Agreement and naming the Administrative Agent as loss payee, mortgagee and additional insured, as appropriate;

                           (t) the Collateral Assignment of Shareholder Note and
the Collateral Assignment of Officer Note, each duly executed by Cannondale, together with proper endorsement and delivery of the original promissory notes collaterally assigned thereunder and duly executed consents to assignment in the forms attached thereto;

                           (u) assignments of all collateral securing the
promissory notes referenced in subsection 5.1(t) above, including the Collateral Assignment of Shareholder Mortgage; and

                           (v) the Closing Agreement substantially in the form
of Exhibit L duly executed by Cannondale.

                  Section 5.2. Additional Conditions Precedent. The obligations of the Banks to make any Loans pursuant to a Borrowing that increase the amount outstanding hereunder (including the initial Borrowing) and of the Fronting Bank to issue any Letters of Credit shall be subject to the further conditions precedent that, on the date of such Loans or the issuance of such Letters of
Credit:

                           (a) the following statements shall be true:

                                    (i) the representations and warranties
contained in Article 6 herein and in each of the other Facility Documents are true and correct on and as of the date of such Loans or the issuance of such Letters of Credit as though made on and as of such date;

                                    (ii) no Default or Event of Default has
occurred and is continuing, or would result from such Loans or the issuance of such Letters of Credit; and

                                    (iii) there has been no material adverse
change in the business, management, operations, properties, prospects or condition (financial or otherwise) of the Borrowers or their respective Subsidiaries since the Closing Date;

                           (b) the relevant Borrower shall have delivered to the
Administrative Agent or the Fronting Agent, as the case may be, a Notice of Borrowing substantially in the form of Exhibit M;

                           (c) in the case of the initial Borrowing by
Cannondale Japan K.K., an additional favorable opinion of foreign local counsel for Cannondale Japan K.K., dated as of the date of such Loan or issuance of such Letters of Credit, in form and substance satisfactory to the Administrative Agent;

                           (d) for each loan to or issuance of Letters of Credit
on behalf of Cannondale Japan K.K., the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of Cannondale Japan K.K., dated as of or prior to the date of such Loan or issuance of such Letter of Credit, attesting to all necessary corporate action taken by Cannondale Japan K.K., including resolutions of its Board of Directors authorizing such Borrowing or request for issuance of such Letters of Credit;

                           (e) the Administrative Agent shall have received such
independent appraisals, audits and valuations of assets satisfactory to the Administrative Agent as the Administrative Agent may reasonably request; and

                           (f) the Administrative Agent shall have received such
approvals, opinions or documents as the Administrative Agent or any Bank may reasonably request.

                  Section 5.3. Deemed Representations. Each Notice of Borrowing or request for the issuance of a Letter of Credit hereunder and acceptance by any Borrower of the proceeds of such Borrowing or the benefit of such Letter of Credit shall constitute a representation and warranty that the statements contained in Section 5.2 are true and correct both on the date of such notice and, unless such Borrower otherwise notifies the Administrative Agent prior to such Borrowing or issuance, as of the date of such Borrowing or issuance.


                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

                  Each of the Borrowers hereby represents and warrants that:

                  Section 6.1. Incorporation, Good Standing and Due Qualification. Each Borrower and each of its respective Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  Section 6.2. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Agreement or the other Collateral Documents), upon or with respect to any of the properties now owned or hereafter acquired by such Borrower; or (f) cause such Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  Section 6.3. Legally Enforceable Agreements. Each Facility Document to which any Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  Section 6.4. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened, against or affecting the Borrowers or any of their respective Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of any Borrower or any such Subsidiary or of the ability of any Borrower to perform its obligations under the Facility Documents to which it is a party.

                  Section 6.5. Financial Statements. The consolidated balance sheet of Cannondale and its Consolidated Subsidiaries as of June 27, 1998, and the related consolidated statements of earnings, cash flows and stockholders' equity of Cannondale and its Consolidated Subsidiaries for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon, of Ernst & Young LLP, independent certified public accountants, and the interim consolidated balance sheet of Cannondale and its Consolidated Subsidiaries as of September 26, 1998, and the related consolidated statements of earnings, cash flows and stockholders' equity for the three-month period then ended, copies of which have been furnished to each of the Banks, fairly present the financial condition of Cannondale and its Consolidated Subsidiaries as of such dates and the results of the operations of Cannondale and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements). There are no liabilities of Cannondale or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto and which, in accordance with GAAP, are required to be so reflected, other than liabilities arising in the ordinary course of business since June 27, 1998. No information, exhibit or report furnished by the Borrowers to the Administrative Agent or any Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since June 27, 1998, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of any Borrower or any of its Subsidiaries.

                  Section 6.6. Ownership and Liens. Each of the Borrowers and each of their respective Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements referred to in Section 6.5 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrowers or any of their respective Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder and except for any Lien created by any of the Collateral Documents.

                  Section 6.7. Taxes. Each of the Borrowers and each of their respective Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, other than those being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with GAAP. The federal income tax liability of Cannondale has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended 1994.

                  Section 6.8. ERISA. Each Plan, and, to the best knowledge of the Borrowers, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Banks in accordance with Section 7.8(h) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", which for purposes of this Section 6.8 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of the Borrowers, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan under this Agreement.

                  Section 6.9. Subsidiaries and Ownership of Stock. Schedule 6.9 is a complete and accurate list of the Subsidiaries of each Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of such Borrower's ownership of the outstanding stock or other interest of each such Subsidiary.

All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by such Borrower free and clear of all Liens, other than Liens created by the Pledge Agreement and the Subsidiary Pledge Agreement.

                  Section 6.10. Credit Arrangements. Schedule 6.10 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in excess of $500,000 in respect of which any Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  Section 6.11. Operation of Business. Each of the Borrowers and each of their respective Subsidiaries possesses all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither such Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing and, except as set forth in Schedule 6.11, neither such Borrower nor any of its Subsidiaries has received any notice or other written communications alleging that any such party has violated any rights of others with respect to any of the foregoing.

                  Section 6.12. Hazardous Materials. Each of the Borrowers and each of their respective Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of such Borrower and its Consolidated Subsidiaries. Each Borrower and its Subsidiaries are in compliance with the material terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of such Borrower and its Consolidated Subsidiaries.

                  In addition, except as set forth in Schedule 6.12 hereto:

                           (a) No notice, notification, demand, request for
information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of such Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. 9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by such Borrower or any of its Subsidiaries.

                           (b) None of each Borrower and its respective
Subsidiaries has manufactured, treated, moved, stored, used, released, discharged or disposed of any Hazardous Material, other than as a generator, on any property now or previously owned or leased by such Borrower or any of its Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of such Borrower and its Consolidated Subsidiaries; and

                                    (i) no PCB is or has been present at any
property now or previously owned or leased by any Borrower of any of its Subsidiaries;

                                    (ii) no asbestos is or has been present at
any property now or previously owned or leased by any Borrower or any of its Subsidiaries;

                                    (iii) there are no underground storage tanks
for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by any Borrower of any of its Subsidiaries;

                                    (iv) no Hazardous Materials have been
Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by any Borrower or any of its Subsidiaries.

                           (c) None of any Borrower and its Subsidiaries has
transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the

Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against such Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                           (d) No Hazardous Material generated by any Borrower
or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by such Borrower or any of its Subsidiaries at any location other than those listed in Schedule 6.12 hereto.

                           (e) No oral or written notification of a Release of a
Hazardous material has been filed by or on behalf of any Borrower or any of its Subsidiaries and no property now or previously owned or leased by such Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                           (f) There are no Liens arising under or pursuant to
any Environmental Laws on any of the real property or properties owned or leased by any Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither such Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                           (g) There have been no environmental investigations,
studies, audits, test, reviews or other analyses conducted by or which are in the possession of any Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by such Borrower or any of its Subsidiaries which have not been made available to the Banks.

                  Section 6.13. No Default on Outstanding Judgments or Orders. Each of the Borrowers and each of their respective Subsidiaries has satisfied all judgments and neither such Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  Section 6.14. No Defaults on Other Agreements. None of the Borrowers and their respective Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of such Borrower or any of its Subsidiaries, or the ability of such Borrower to carry out its obligations under the Facility Documents to which it is a party. None of the Borrowers nor any of their respective Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                  Section 6.15. Labor Disputes and Acts of God. Neither the business nor the properties of any Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of such Borrower or such Subsidiary.

                  Section 6.16. Governmental Regulation. None of the Borrowers and their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                  Section 6.17. Full Disclosure. All information heretofore furnished by any Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrowers have disclosed to the Banks in writing any and all facts, other than general economic conditions, which materially and adversely affect or may affect (to the extent the Borrowers can now reasonably foresee) the business, operations or financial condition of the Borrowers and their respective Subsidiaries, taken as a whole, or the ability of any Borrower or any of its Subsidiaries to perform their respective obligations under this Agreement or any Note.

                  Section 6.18. Insurance. The Borrowers maintain through financially sound and reputable insurers not related to or affiliated with the Borrowers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 6.18 sets forth a complete and correct list and brief description of all insurance currently maintained by or on respect of each Borrower, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies except as set forth in Schedule 6.18. Schedule 6.18 identifies each insurance policy providing for a retrospective premium adjustment or other change in compensation payable to the insurer on the basis of claim or loss experience, and describes any liability any Borrower has in respect of such matters.

                  Section 6.19. Intellectual Property. To the best of the Borrowers' knowledge, each Borrower owns, or is licensed or otherwise has the right to use, all the material patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

                  Section 6.20. Collateral Documents.

                           (a) Each of the Pledge Agreement and the Subsidiary
Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Banks, a legal, valid and enforceable security interest in the Pledged Collateral (as defined in each such agreement) and proceeds thereof and the pledge thereunder constitutes a fully perfected first-priority Lien on, and security interest in, all right, title and interest of Cannondale in such Pledged Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, except that the pledge of the shares of Cannondale Australia Pty Limited pursuant to the Subsidiary Pledge Agreement may be unenforceable in Australia unless and until the New South Wales, Australia, stamp tax is paid.

                           (b) The Security Agreement is effective to create in
favor of the Administrative Agent, for the ratable benefit of the Banks, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and proceeds thereof, securing the payment of the Obligations, and when (i) financing statements in appropriate form are filed in the offices specified on Schedule 2.3 thereto, (ii) possession of any Collateral thereunder, the possession of which is required to lawfully perfect a security interest therein, is in the possession of the Administrative Agent, and (iii) the Trademark Agreement is filed with the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Cannondale in such Collateral (other than vehicles) and the proceeds thereof, prior and superior in right to any other Person other than with respect to any applicable Liens expressly permitted by Section 8.3 and Liens set forth on Schedule 2.2 thereto.

                           (c) The Bethel Mortgages are effective to create in
favor of the Administrative Agent, for the ratable benefit of the Banks, a legal, valid and enforceable Lien on all of Cannondale's right, title and interest in and to the Bethel Mortgaged Property thereunder and the proceeds thereof, and, when the Bethel Mortgages are filed in the appropriate offices with respect to the Bethel Mortgaged Property, the Bethel Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of Cannondale in such Bethel Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person other than with respect to rights of Persons pursuant to any applicable Liens expressly permitted by Section 8.3.

                           (d) The Collateral Assignment of Shareholder Note and
the Collateral Assignment of Shareholder Mortgage are effective to create in favor of the Administrative Agent, for the ratable benefit of the Banks, a legal, valid and enforceable assignment of, transfer of all right, title and interest of Cannondale in, and security interest in, the promissory notes and other agreements assigned thereby, and when (i) financing statements in appropriate form are filed in the appropriate offices, (ii) all Collateral thereunder, the possession of which is required to lawfully perfect a security interest therein, is in the possession of the Administrative Agent, and (iii) the Collateral Assignment of Shareholder Mortgage is recorded in the Office of the Clerk of Rio Blanco County, State of Colorado, the Collateral Assignment of Shareholder Note and the Collateral Assignment of Shareholder Mortgage shall constitute fully perfected Liens on, and security interest in, all right, title and interest of Cannondale in such promissory notes and other agreements assigned thereby, in each case prior and superior in right to any other Person.

                  Section 6.21. Year 2000 Compliance. Cannondale has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors, and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Cannondale, any of its Subsidiaries, or any of the suppliers, vendors, and customers of Cannondale or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, the cost of which plan is not reasonably expected to have a material adverse effect on Cannondale or on Cannondale Europe B.V.; and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Cannondale believes that all computer applications used by Cannondale; any of its Subsidiaries; or (based upon the lack of negative responses to Cannondale's inquiries received through December 31, 1998) any of the suppliers, vendors, and customers of Cannondale or any of its Subsidiaries that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, to be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on Cannondale or on Cannondale Europe B.V.

                        ARTICLE 7. AFFIRMATIVE COVENANTS.

                  So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment under this Agreement, each Borrower shall:

                  Section 7.1. Maintenance of Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

                  Section 7.2. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement or in sporting or recreational lines of business.

                  Section 7.3. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  Section 7.4. Maintenance of Records. Keep financial statements in accordance with GAAP, and keep, and cause each of its Subsidiaries to keep, other adequate records and books of account in accordance with sound accounting practices.

                  Section 7.5. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

                  Section 7.6. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

                  Section 7.7. Right of Inspection. At any reasonable time and from time to time, upon one business day's prior notice, permit the Administrative Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants, and to conduct an audit of the Borrower. If the Borrower reasonably believes that any material interests of the Borrower or any of its Subsidiaries relating to any non-public, confidential or proprietary information which could become available to the Administrative Agent or any Bank during the course of such inspections or such discussions are not adequately protected by any then existing confidentiality agreements entered into by the Administrative Agent and the Banks with respect to the Borrower and its Subsidiaries, then any such visit and examination or discussions shall be performed in compliance with reasonable and customary security procedures mutually agreeable to the Administrative Agent and the Banks, as applicable, and the Borrowers.

                  Section 7.8. Reporting Requirements. Furnish directly to each of the Banks:

                           (a) as soon as available and in any event within 90
days after the end of each Fiscal Year of the Borrowers, a consolidated and consolidating balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings, cash flows and stockholders' equity of the Borrowers and their Consolidated Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior Fiscal Year and, in the case of such consolidated statements, prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to the Administrative Agent and each of the Banks by Ernst & Young LLP or other independent accountants of national standing selected by the Borrowers;

                           (b) as soon as available and in any event within 45
days after the end of each of the first three quarters of each Fiscal Year of the Borrowers, a consolidated and consolidating balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings, cash flows and stockholders' equity, of the Borrowers and their Consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous Fiscal Year and prepared (in the case of the consolidated statements) in accordance with GAAP and certified by the chief financial officer of the Borrowers (subject to year-end adjustments);

                           (c) promptly upon receipt thereof, copies of any
reports, inclusive of any management letters, submitted to the Borrowers or any of their respective Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrowers or any such Subsidiary made by such accountants;

                           (d) simultaneously with the delivery of the financial
statements referred to above, a certificate substantially in the form of Exhibit N of the chief financial officer of the Borrowers (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) with computations demonstrating compliance with the covenants contained in Articles 8 and 9 and (iii) with computations of the Consolidated Average Funded Debt to EBITDA Ratio of Cannondale (for Margin and facility fee purposes);

                           (e) simultaneously with the delivery of the annual
financial statements referred to in Section 7.8(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                           (f) promptly after the commencement thereof, notice
of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower or any of their respective Subsidiaries which, if determined adversely to such Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of such Borrower or such Subsidiary;

                           (g) as soon as possible and in any event within 5
days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                           (h) as soon as possible, and in any event within ten
days after any Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrowers setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                                    (i) any reportable event, as defined in
Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

                                    (ii) the distribution under Section 4041 of
ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                                    (iii) the institution by PBGC of proceedings
under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                                    (iv) the complete or partial withdrawal from
a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of any Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                    (v) the institution of a proceeding by a
fiduciary or any Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                                    (vi) the adoption of an amendment to any
Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                                    (vii) any event or circumstance exists which
may reasonably be expected to constitute grounds for any Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

                                    (viii) the Unfunded Benefit Liabilities of
one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrowers;

                           (i) promptly after the request of any Bank, copies of
each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each

Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

                           (j) promptly after the furnishing thereof, copies of
any statement or report furnished to any other party pursuant to the terms of any Interest Rate Protection Agreement or any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 7.8;

                           (k) promptly after the sending or filing thereof,
copies of all proxy statements, financial statements and reports that any Borrower or any of its Subsidiaries sends to its stockholders (other than to the Borrower or a Subsidiary), and copies of all regular, periodic and special reports, and all registration statements that any Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                           (l) at least ten (10) days prior to consummation of
each Acceptable Acquisition, a certificate of the chief financial officer of Cannondale to the effect that, on a historical pro forma basis after giving effect to the Acceptable Acquisition as of and for the twelve-month period ending on the last day of the most recently completed fiscal quarter, (i) the Borrowers are in compliance with the terms of this Agreement, (ii) no Default or Event of Default exists, and (iii) the Borrowers are in compliance with the financial covenants contained in Article 9. In addition, such certificate shall demonstrate compliance with such financial covenants contained in Article 9 by setting forth the calculations thereof;

                           (m) on a monthly basis as soon as available and in
any event within fifteen (15) days after the end of each calendar month, the summary aging report with respect to the accounts receivable of the Borrowers and their Subsidiaries, certified by the chief financial officer or the chief accounting officer of the Borrowers;

                           (n) promptly upon receipt thereof, copies of all
notices of default under any promissory note, loan agreement or mortgage entered into with or in favor of the Connecticut Development Authority, the Connecticut Department of Economic and Community Development, the Pennsylvania Industrial Development Authority and the Bedford Development Council; and

                           (o) such other information respecting the condition
or operations, financial or otherwise, of any Borrower or any of its Subsidiaries as the Administrative Agent or any Bank may from time to time reasonably request.

                  Section 7.9. Payment of Taxes and Other Potential Charges and Priority Claims. Pay or discharge

                           (a) on or prior to the date on which penalties attach
thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                           (b) on or prior to the date when due, all lawful
claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                           (c) on or prior to the date when due, all other
lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended; provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

                  Section 7.10. End of Fiscal Year; End of Fiscal Quarter. Cause each of its, and each of its Subsidiaries': (a) fiscal years and fourth fiscal quarter to end on the same day on or within seven calendar days of June 30, and
(b) first three fiscal quarters to end on the same day on or within seven calendar days of September 30, December 31 and March 31, determined in a manner consistent with past practices of such Borrower and its Subsidiaries.

                  Section 7.11. Additional Security; Domestic Subsidiaries.

                           (a) Grant, and shall cause each of their domestic
Subsidiaries to grant, to the Administrative Agent, for the benefit of the Banks, upon the request of the Administrative Agent, security interests in such domestic real property not already constituting Collateral and to take, or cause such domestic Subsidiary to take, all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1's and the obtaining of title insurance policies and title surveys) in connection with the granting of such security interests, except for Liens permitted by Section
8.3 herein;

                           (b) Cause each domestic Subsidiary formed, organized,
established or acquired on or after the Closing Date, to irrevocably and unconditionally guaranty the Guaranteed Obligations pursuant to a separate guaranty agreement to be entered into in accordance with Section 11.1 herein (which guaranty agreement shall be in form and substance reasonably satisfactory to the Administrative Agent) and to execute and deliver to the Administrative Agent such mortgages (including mortgage title policies and surveys), security agreements, financing statements, fixture filings, opinions of counsel and other documents and instruments as the Administrative Agent may reasonably require (which shall be in form and substance reasonably satisfactory to the Administrative Agent and substantially similar to the analogous Collateral Documents already executed and delivered by the Borrowers) in order to grant the Administrative Agent, for the benefit of the Banks, a valid and perfected first priority lien, pledge or security interest in all domestic assets of such Subsidiary, except for Liens permitted by Section 8.3 herein;

                           (c) Pledge, and shall cause each of their domestic
Subsidiaries to pledge, sixty six percent (66%) of each class and series of outstanding capital stock of each foreign Subsidiary and one hundred percent (100%) of each class and series of outstanding capital stock of each domestic Subsidiary formed, organized, established or acquired on or after the Closing Date and to execute and deliver to the Administrative Agent such pledge agreements, financing statements, opinions of counsel and other documents and instruments as the Administrative Agent may reasonably require (which shall be substantially similar to the analogous pledge agreements already executed and delivered by Cannondale) in order to grant the Administrative Agent, for the benefit of the Banks, a valid and perfected first priority lien, pledge and security interest in all such capital stock, except for Liens permitted by
Section 8.3 herein;

                           (d) Cause each action required by Section 7.11(a),
(b) or (c) to be completed as soon as practicable but in no event later than thirty (30) days after such action is requested to be taken by the Administrative Agent.

                  Section 7.12. Year 2000 Compliance. Cannondale will promptly notify the Administrative Agent in the event that Cannondale discovers or determines that any computer application used by Cannondale; any of its Subsidiaries; or any of the suppliers, vendors, and customers of Cannondale or any of its Subsidiaries that is material to its or any of its Subsidiaries' business or operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a material adverse effect on Cannondale or on Cannondale Europe B.V.


                         ARTICLE 8. NEGATIVE COVENANTS.

                  So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment under this Agreement, each Borrower shall not:

                  Section 8.1. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

                           (a) Debt of such Borrower under this Agreement, the
Notes or any Interest Rate Protection Agreement;

                           (b) Debt described in Schedule 6.10, including
renewals, extensions or refinancings thereof, provided that the outstanding principal amount thereof does not increase;

                           (c) Debt of such Borrower subordinated on terms
satisfactory to the Banks to the Borrower's obligations under this Agreement and the Notes;

                           (d) Debt in respect of letters of credit issued for
the account of the Borrower or any such Subsidiary in an aggregate face amount outstanding at any time of up to $5,000,000;

                           (e) Debt of such Borrower or any such Subsidiary
(other than Debt permitted by Section 8.1(b)) secured by (i) mortgage Liens permitted by Section 8.3(j) and (ii) purchase money Liens permitted by Section 8.3(k), provided that such Debt under this clause (e), together with all other Debt of all Borrowers and their Subsidiaries under this clause (e), does not exceed an aggregate principal amount outstanding at any time of $10,000,000;

                           (f) Debt of such Borrower or any such Subsidiary
arising out of intercompany loans permitted by Section 8.5(e);

                           (g) Additional Debt of such Borrower and its
Subsidiaries (other than Debt permitted by Sections 8.1(a) to 8.1(f) inclusive and Section 8.1(h)), provided that such additional Debt under this clause (g), together with all other Debt of all Borrowers and their Subsidiaries under this clause (g), does not exceed an aggregate principal amount outstanding at any time of $8,000,000, and provided further that the aggregate of all Debt under this clause (g), plus all Debt of all Borrowers and their Subsidiaries permitted by Section 8.1(e), does not exceed an aggregate principal amount outstanding at any time of $15,000,000; and

                           (h) Debt of Cannondale evidenced by its senior notes
(the "Senior Notes") so long as (i) such Debt is in an aggregate principal amount not greater than an amount equal to the aggregate principal amount of the Term Loans outstanding being prepaid with the Net Cash Proceeds of such Senior Notes pursuant to Section 2.8(c) plus the amount by which the Revolving Credit Commitments are being reduced pursuant to Section 2.10(b) in connection with the issuance of such Senior Notes, plus the amount of any interest or premiums required to be paid on the Term Loans and Revolving Loans being prepaid with the Net Cash Proceeds of such Debt pursuant to Section 2.8 plus fees and expenses associated therewith; (ii) such Debt has a later or equal final maturity and a longer or equal weighted average life than the Term Loans and Revolving Loans being refinanced; (iii) the covenants, events of default and other non-pricing provisions of such Debt, and the other terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks; (iv) the Senior Notes shall be issued at par (subject to a de minimis discount not to exceed 1%); and (v) all documentation evidencing such Senior Notes shall be reasonably satisfactory to the

Administrative Agent and the Required Banks; provided, however, that the Senior Notes shall be permitted to be (x) guaranteed by any direct or indirect Subsidiary of Cannondale which is a guarantor of the Obligations hereunder (only for so long as such Subsidiary remains a guarantor of the Obligations hereunder), and (y) secured on a pari passu basis by the Collateral or any portion thereof on terms reasonably satisfactory to the Administrative Agent and the Required Banks (which security interests shall be granted pursuant to the Collateral Documents or amendments thereto reasonably satisfactory to the Administrative Agent and the Required Banks providing for the Administrative Agent to continue to serve as sole collateral agent); provided further, that if any such guarantor or Collateral, as the case may be, is released pursuant to the Facility Documents, such guarantor or Collateral shall also be automatically released as guarantor of or as security for, as the case may be, the Senior Notes. At the time of issuance of the Senior Notes, if the same are secured as contemplated above, all actions deemed necessary or desirable by the Administrative Agent or the Required Banks (including without limitation the filing of additional UCC financing statements, mortgage amendments and the like) to preserve and protect the security interests granted (and intended to be granted) pursuant to the Collateral Documents (as the same may be amended as contemplated above) shall be taken by Cannondale and its Subsidiaries at their own expense. All intercreditor arrangements, if any, in connection with any securing of the Senior Notes shall be required to be reasonably satisfactory to the Administrative Agent and the Required Banks. To the extent the foregoing provisions of this subsection (h) require that any documentation or terms and conditions relating to the Senior Notes (excluding amendments to the Facility Documents) be satisfactory or approved by the Required Banks, such documentation or terms and conditions shall be deemed satisfactory and approved by the Required Banks so long as (i) the relevant documentation (in substantially final form excluding pricing information for the Senior Notes and in form approved by the Administrative Agent) and a term sheet containing a range of pricing information for the Senior Notes is distributed to the Banks at least ten (10) Business Days prior to pricing of the Senior Notes, (ii) the Required Banks do not object thereto within such ten (10) Business Day period, (iii) the final economic terms of the Senior Notes are within the range of pricing information contained in the term sheet distributed to the Banks, and (iv) the Administrative Agent approves the final form of documentation relating to the Senior Notes. To the extent the Facility Documents are to be amended (including amendments and restatements thereof) as contemplated above to provide for the sharing of security with the Senior Notes, (i) such amendments or restatements of the Security Agreement, the Pledge Agreement and the Subsidiary Pledge Agreement shall be distributed to the Banks and shall require the affirmative approval of the Required Banks, and (ii) such amendments or restatements of the Mortgages or other Collateral Documents (excluding the Security Agreement, the Pledge Agreement and the Subsidiary Pledge Agreement) shall be deemed satisfactory to the Required Banks so long as the same are in form approved by the Administrative Agent and are reasonably consistent with the changes made pursuant to the Security Agreement, the Pledge Agreement and the Subsidiary Pledge Agreement. The documentation evidencing the Senior Notes shall not be amended or otherwise modified unless such amendments or modifications shall be reasonably satisfactory to the Administrative Agent and the

Required Banks. To the extent the foregoing provisions of this subsection (h) require that any amendments or modifications to the documentation relating to the Senior Notes (excluding amendments to the Facility Documents) be satisfactory or approved by the Required Banks, such documentation shall be deemed satisfactory and approved by the Required Banks so long as (i) the relevant documentation (in substantially final form) and in form approved by the Administrative Agent is distributed to the Banks at least ten (10) Business Days prior to the execution thereof, (ii) the Required Banks do not object thereto within such ten (10) Business Day period, and (iii) the Administrative Agent approves the final form of such amendment and modification.

                  Section 8.2. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except for (a) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) guaranties of Debt permitted by Sections 8.1(d) to 8.1(g) inclusive, including Cannondale's guarantee to ABN AMRO Bank N.V. of the unsecured obligations of Subsidiaries of Cannondale to ABN AMRO Bank N.V. and its affiliates as permitted by such sections (which guarantee to ABN AMRO Bank N.V. , together with Cannondale's guarantee to ABN AMRO Bank N.V. of Debt permitted by Section 8.1(b), shall not exceed an aggregate principal amount at any time outstanding of 12.5 million Guilders), and (c) guaranties permitted by
Section 8.1(h) with respect to the Senior Notes.

                  Section 8.3. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                           (a) Liens outstanding on the date hereof and
described in Schedule 8.3(a);

                           (b) Liens in favor of the Administrative Agent on
behalf of the Banks securing the Loans hereunder and Liens in favor of the Administrative Agent on behalf of one or more Banks securing the Borrowers' obligations under Interest Rate Protection Agreements permitted by Section 2.16;

                           (c) Liens for taxes or assessments or other
government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP;

                           (d) Liens imposed by law, such as mechanic's,
materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                           (e) Liens under workmen's compensation, unemployment
insurance, social security or similar legislation (other than ERISA);

                           (f) Liens, deposits or pledges to secure the
performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                           (g) judgment and other similar Liens arising in
connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                           (h) easements, rights-of-way, restrictions and other
similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                           (i) Liens securing obligations of such a Subsidiary
to the Borrower or another such Subsidiary;

                           (j) mortgage Liens on real property (and fixed
improvements thereon) now owned or hereafter acquired; provided that:

                                    (i) any property subject to any of the
foregoing is acquired or used by such Borrower or any such Subsidiary in the ordinary course of its business;

                                    (ii) the obligation secured by any Lien so
created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of creation or incurrence of such Lien on the property covered thereby;

                                    (iii) each such Lien shall attach only to
the real property so acquired or held and fixed improvements thereon;

                                    (iv) the obligations secured by such Lien
are permitted by the provisions of Section 8.1; and

                                    (v) except as set forth on Schedule 8.3(j),
each such mortgage Lien and the Debt of such Borrower secured thereby is subordinated on terms reasonably satisfactory to the Administrative Agent to the Liens in favor of the Administrative Agent and such Borrower's Obligations under the Agreement and the Notes secured thereby;

                           (k) purchase money Liens on any real or personal
property hereafter acquired or the assumption of any Lien on real or personal property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                                    (i) any property subject to any of the
foregoing is acquired by such Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

                                    (ii) the obligation secured by any Lien so
created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to such Borrower or such Subsidiary acquiring the same;

                                    (iii) as to real property, each such Lien
shall attach only to the property so acquired and fixed improvements thereon;
and

                                    (iv) the obligations secured by such Lien
are permitted by the provisions of Section 8.1;

                           (l) after the issuance of the Senior Notes, Liens on
Collateral securing the Senior Notes on an equal and ratable basis with Obligations otherwise secured pursuant to the Collateral Documents to the extent permitted by Section 8.1(h); provided that such Liens may not continue in existence at any time, and for so long as, the Liens on the respective items of Collateral have been released pursuant to the Collateral Documents.

                  Section 8.4. Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) leases (other than Capital Leases) which do not in the aggregate require such Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which such Borrower or any Subsidiary is required to pay under the terms of any lease) in any Fiscal Year of such Borrower in excess of $3,000,000; (c) leases between such Borrower and any such Subsidiary or between any such Subsidiaries; (d) Capital Leases permitted by Section 8.3(k).

                  Section 8.5. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except for: (a) Cash and Cash Equivalents held or acquired by such Borrower or any such Subsidiary; (b) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to such Borrower or any such Subsidiary; (c) any Acceptable Acquisition or any Interest Rate Protection Agreement; (d) joint ventures with third-parties (including dealer loans) that, together with all other joint ventures (including dealer loans) entered into by all Borrowers and their Subsidiaries on or after June 9, 1997, do not exceed an aggregate amount of $5,000,000 during the term hereof (other than joint ventures (including dealer loans) existing at the Closing Date); (e) intercompany loans made by Cannondale to any Subsidiary or Affiliate, including any Subsidiary Borrower, that do not exceed an aggregate principal amount of $5,000,000 outstanding at any one time (exclusive of such intercompany loans set forth in Schedule 8.5 hereto); and (f) loans to employees of such Borrower or any Subsidiary that, together with all such loans to employees made by all Borrowers and their Subsidiaries, do not exceed an aggregate principal amount of $13,500,000 outstanding at any one time.

                  Section 8.6. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of such Borrower or another such Subsidiary, provided, however, that: (a) each Borrower may declare and deliver dividends and make distributions payable solely in common stock of such Borrower; (b) each Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the cash proceeds actually received by such Borrower from a substantially concurrent issue of new shares of its capital stock; and (c) each Borrower may declare and pay dividends or make distributions to its stockholders or purchase, redeem, retire or otherwise acquire for value shares of its capital stock provided that (i) on a pro forma historical basis, after giving effect to all such dividends and distributions and all such share repurchases, redemptions and other acquisitions for value, the Borrowers shall be in compliance with the covenants set forth in
Article 9 herein, (ii) all such dividends and distributions and all such share repurchases, redemptions and other acquisitions for value during a Fiscal Quarter do not in the aggregate exceed the Restricted Payment Allowance, and
(iii) at least fifteen (15) days prior to any such declaration and payment of dividends, any such making of distributions, and any such share repurchase, redemption or acquisition for value, Cannondale shall furnish directly to each of the Banks a certificate of its chief financial officer to the effect that,
(x) on a pro forma historical basis, after giving effect to all such dividends and distributions and all such share repurchases, redemptions and other acquisitions for value, the Borrowers shall be in compliance with the financial covenants contained in Article 9, and (y) all such dividends and distributions and all such share repurchases, redemptions and other acquisitions for value during a Fiscal Quarter do not in the aggregate exceed the Restricted Payment Allowance, which certificate shall also demonstrate compliance with such financial covenants and such Restricted Payment Allowance restriction by setting forth the calculations thereof; provided further, however, that no such dividends shall be declared or paid, no such distributions shall be made, and no such shares of capital stock shall be purchased, redeemed, retired or otherwise acquired for value if any Default or Event of Default shall have occurred and be continuing or shall result therefrom.

                  Section 8.7. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;
(c) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to a Borrower, and (d) the assignment or other transfer by Cannondale of certain intangible assets to a domestic Subsidiary of Cannondale to be formed, organized or established after the Closing Date (which Subsidiary shall be deemed a Material Subsidiary for all purposes herein, shall provide the irrevocable and unconditional guaranty set forth in Article 11 and shall grant the mortgages, pledges and other security interests provided for in Section 7.11).

                  Section 8.8. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any Material Subsidiary, or permit any such Material Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

                  Section 8.9. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 8.10. Mergers, Etc. Merge or consolidate with any Person unless such Borrower is the surviving corporation and, on a pro forma basis after giving effect to such merger or consolidation, no Default or Event of Default would exist hereunder, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; provided, however, that no such merger, consolidation, sale, assignment, lease or other disposition shall occur or be made if any Default or Event of Default shall have occurred and be continuing or shall result therefrom.

                  Section 8.11. Limitation on Payment of Senior Notes. After the issuance of Senior Notes, make (or give any notice in respect of) any voluntary, involuntary, optional or mandatory payment or prepayment on or redemption or acquisition for value of, including any prepayment or redemption as a result of any change of control or similar event of, including by way of depositing with the trustee with respect to the Senior Notes money or securities before due for the purpose of paying when due, the Senior Notes, except, in the case of scheduled principal payments on the Senior Notes, to the extent expressly provided for in the terms and conditions of the Senior Notes approved by the Administrative Agent and the Required Banks pursuant to Section 8.1(h).


                         ARTICLE 9. FINANCIAL COVENANTS.

                  So long as any Obligations shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have a Commitment under this
Agreement:

                  Section 9.1. Minimum Interest Coverage Ratio. Cannondale shall maintain a Consolidated Interest Coverage Ratio, measured quarterly for the twelve month period then ended (a rolling twelve month calculation measured as of the end of each successive Fiscal Quarter of Cannondale), of not less than
3.50 to 1.0 at any time.

                  Section 9.2. Minimum Tangible Net Worth. Cannondale shall maintain at all times a Consolidated Tangible Net Worth, as certified at the end of each Fiscal Quarter of Cannondale, of not less than the sum of (x) sixty million dollars ($60,000,000), plus (y) the sum of the Fiscal Year Net Worth Increase Amounts of Cannondale for each Fiscal Year (commencing with the 1999 Fiscal Year of Cannondale ending approximately June 30, 1999).

                  Section 9.3. Leverage Ratio. Cannondale shall maintain (x) at all times from and after the Closing Date until June 30, 2001, a ratio of Consolidated Funded Debt to Total Capitalization of not greater than 0.60 to 1.0, and (y) at all times from and after June 30, 2001, a ratio of Consolidated Funded Debt to Total Capitalization of not greater than 0.55 to 1.0.

                  Section 9.4. Debt Service Coverage Ratio. Cannondale shall maintain at all times, as certified at the end of each Fiscal Quarter of Cannondale, a Consolidated Average Funded Debt to EBITDA Ratio (for the four Fiscal Quarters then ended) of not greater than 3.3 to 1.0.

                         ARTICLE 10. EVENTS OF DEFAULT.

                  Section 10.1. Events of Default. Any of the following events shall be an "Event of Default":

                           (a) any Borrower shall: (i) fail to pay the principal
of any Note as and when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable and such failure to pay such interest, fee or other amount shall continue for three
(3) or more days;

                           (b) an Event of Default shall have occurred and be
continuing under the Mortgages, the Security Agreement, the Pledge Agreement, the Subsidiary Pledge Agreement, the Collateral Assignment of Shareholder Note, or the Pennsylvania Collateral Assignments, if any;

                           (c) any representation or warranty made or deemed
made by any Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                           (d) any Borrower shall: (i) fail to perform or
observe any term, covenant or agreement contained in Section 2.5 or Articles 8 or 9; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to in clause (i) or elsewhere in this Section 10.1) in any Facility Document and such failure shall continue for 30 consecutive days;

                           (e) (i) any Borrower or any of its Subsidiaries shall
fail to pay on or after June 9, 1997 any indebtedness under any Interest Rate Protection Agreement or any other indebtedness in an aggregate amount in excess of $500,000, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of such Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant or condition on its part to be performed or observed under any such Interest Rate Protection Agreement or any other agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness (unless such failure to perform or observe shall be timely waived by the holder of such indebtedness); or (iii) any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                           (f) any Borrower or any of its Subsidiaries: (i)
shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.3 (b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

                           (g) one or more judgments, decrees or orders for the
payment of money in excess of $1,000,000 in the aggregate (i) shall be rendered against any Borrower or any of its Subsidiaries, (ii) shall not be appealed or shall remain unstayed on appeal or shall become a final judgment, and (iii) either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment decree or order, or (y) such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal without an insurance company (satisfactory to the Administrative Agent in its reasonable discretion) having agreed to fund such judgment, decree or order in a manner satisfactory to the Administrative Agent;

                           (h) any event or condition shall occur or exist with
respect to any Plan or Multiemployer Plan concerning which any Borrower is under an obligation to furnish a report to the Banks in accordance with Section 7.8(h) hereof and as a result of such event or condition, together with all other such events or conditions, such Borrower or any ERISA Affiliate has incurred or in the opinion of any Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of such Borrower;

                           (i) the Unfunded Benefit Liabilities of one or more
Plans have increased after the date of this Agreement in an amount which is material;

                           (j) (A) any Person or two or more Persons acting in
concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange commission under the Securities Exchange Act of 1934) of 50%
or more of the outstanding shares of voting stock of Cannondale (other than any Person or two or more Persons acting in concert who had beneficial ownership (within the meaning of said Rule 13d-3) of 25% or more of the outstanding shares of voting stock of Cannondale on the date of this Agreement); or (B) during any period of up to 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such period were directors of Cannondale (together with any new director whose election by Cannondale's Board of Directors or whose nomination for election by Cannondale's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Cannondale;

                           (k) the Security Agreement, the Pledge Agreement, the
Subsidiary Pledge Agreement, the Collateral Assignment of Shareholder Note, or the Collateral Assignment of Shareholder Mortgage shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to any material portion of the property purported to be subject to such agreement (subject to certain exceptions permitted thereby); or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or such party shall deny it has further liability or obligation thereunder or an event of default shall have occurred thereunder and be continuing;

                           (l) any Mortgage or any financing statement related
thereto shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to any material portion of the Mortgaged Property purported to be subject to such Mortgage or financing statement (subject to certain exceptions permitted thereby); or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or such party shall deny it has further liability or obligation thereunder or an event of default shall have occurred thereunder and be continuing; or

                           (m) the Shareholder Mortgage or any financing
statement related thereto shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to any material portion of the mortgaged property purported to be subject to such Mortgage or financing statement (subject to certain exceptions permitted thereby); or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or such party shall deny it has further liability or obligation thereunder or an event of default shall have occurred thereunder and be continuing.

                  Section 10.2. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall, upon request of the Required Banks, by notice to the Borrowers (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and so shall the obligations of the Fronting Bank to issue any Letter of

Credit, (b) declare the outstanding principal of any or all of the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes and the other Facility Documents to be forthwith due and payable, whereupon such Notes, all such principal, interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers,
(c) enforce any and all rights and interests created and existing under any of the Facility Documents, and/or (d) direct the Borrowers to pay to the Administrative Agent an amount, to be held as cash security in the cash collateral account held by the Administrative Agent under Section 3.2, equal to the Letter of Credit Usage then outstanding; provided that, in the case of an Event of Default referred to in Section 10.1(f) or Section 10.1(j) above, the Commitments and the obligation to issue Letters of Credit shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes and the other Facility Documents shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.


             ARTICLE 11. GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS.

                  Section 11.1. Guarantied Obligations. Cannondale, in consideration of the execution and delivery of this Agreement by the Banks and the Administrative Agent, hereby irrevocably and unconditionally guarantees to the Administrative Agent and the Banks, and hereby agrees to cause each domestic direct and indirect Subsidiary of Cannondale formed, organized, established or acquired on or after the Closing Date to irrevocably and unconditionally guarantee to the Administrative Agent and the Banks, as primary obligor, until final payment has been made, the due and punctual payment and performance in full in cash in the applicable currency of the Obligations of, in the case of the guaranty of Cannondale, the other Borrowers, and, in the case of the guaranty of any such Subsidiary, all of the Borrowers (all such obligations so guarantied are herein collectively referred to as the "Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof, it being the intent of such guarantors that the guaranty set forth in this
Section 11.1 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection.

                  Section 11.2. Performance under this Agreement. In the event any Subsidiary Borrower fails to make, on or before the due date thereof, any payment of the Guarantied Obligations, Cannondale shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such Guarantied Obligations, in respect of which such failure has occurred.

                  Section 11.3. Waivers. To the fullest extent permitted by law, Cannondale does hereby waive:

                           (a) notice of acceptance of the Unconditional
Guaranty;

                           (b) notice of any borrowings under this Agreement, or
the creation, existence or acquisition of any of the Guarantied Obligations, subject to Cannondale's right to make inquiry of the Administrative Agent to ascertain the amount of the Guarantied Obligations at any reasonable time;

                           (c) notice of the amount of the Guarantied
Obligations, subject to Cannondale's right to make inquiry of the Administrative Agent to ascertain the amount of the Guarantied Obligations at any reasonable time;

                           (d) notice of adverse change in the financial
condition of any Subsidiary Borrower or any other fact that might increase Cannondale's risk hereunder;

                           (e) notice of presentment for payment, demand,
protest, and notice thereof as to the Notes or any other instrument;

                           (f) notice of any Default or Event of Default;

                           (g) all other notices and demands to which Cannondale
might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to Cannondale hereunder or under the other Facility Documents);

                           (h) the right by statute or otherwise to require any
or each Bank or the Administrative Agent to institute suit against any Subsidiary Borrower or to exhaust the rights and remedies of any or each Bank or the Administrative Agent against any Borrower, Cannondale being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to each Bank by Cannondale;

                           (i) any defense arising by reason of any disability
or other defense of any Subsidiary Borrower or by reason of the cessation from any cause whatsoever of the liability of any Subsidiary Borrower in respect thereof; and

                           (j) any stay (except in connection with a pending
appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of Cannondale made under any judgment, order or decree based on this Agreement, and Cannondale covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law.

                           Until all of the Guarantied Obligations shall have
been paid in full, Cannondale shall not have any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and any right of recourse to or with respect to any assets or Property of any Subsidiary Borrower. Nothing shall discharge or satisfy the obligations of Cannondale hereunder except upon the full and final performance and indefeasible payment of the Guarantied Obligations in cash in the applicable currency and the termination of all Commitments, upon which, if paid by Cannondale, each Bank agrees to transfer and assign its interest in the Notes to Cannondale without recourse, representation or warranty of any kind (other than that such Bank owns such Notes and that such Notes are free of Liens created by such holder). All of the Guarantied Obligations shall in the manner and subject to the limitations provided herein for the acceleration of, the Notes and the Letters of Credit Usage, forthwith become due and payable without notice.

                  Section 11.4. Releases. Cannondale consents and agrees that, without notice to or by, or the consent of, Cannondale and without affecting or impairing the obligations of Cannondale hereunder, each Bank or the Administrative Agent, in the manner provided herein, by action or inaction, may:

                           (a) compromise or settle, extend the period of
duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes or the other Facility Documents;

                           (b) grant other indulgences to any Subsidiary
Borrower in respect thereof;

                           (c) amend or modify in any manner and at any time (or
from time to time) any one or more of the Notes, the Letters of Credit and the other Facility Documents in accordance with Section 13.1 or otherwise;

                           (d) release or substitute any one or more of the
endorsers or guarantors of the Guarantied Obligations whether parties hereto or not;

                           (e) exchange, enforce, waive, or release, by action
or inaction, any security for the Guarantied Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of any of the Notes or the Letter of Credit Usage; and

                           (f) take any other action or fail to take any other
action, which, in the absence of this Section 11.4, would otherwise constitute an equitable or legal discharge of Cannondale's obligations under the Unconditional Guaranty.

                  Section 11.5. Marshaling. Cannondale consents and agrees that:

                           (a) the Administrative Agent shall be under no
obligation to marshal any assets in favor of Cannondale or against or in payment of any or all of the Guarantied Obligations; and

                           (b) to the extent Cannondale or any Subsidiary
Borrower makes a payment or payments to any Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Cannondale shall be primarily liable for such obligation.

                  Section 11.6. Liability. Cannondale agrees that its liability in respect of this Article 11 shall not be contingent upon the exercise or enforcement by any Bank or the Administrative Agent of whatever remedies such Bank or the Administrative Agent may have against any Subsidiary Borrower or the enforcement of any Lien or realization upon any security such Bank or the Administrative Agent may at any time possess.

                  Section 11.7. Unconditional Obligation. The Unconditional Guaranty set forth in this Article 11 is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Guarantied Obligations and termination of the Commitments without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes and the Letter of Credit Usage) of or by any Subsidiary Borrower or any other Guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and the other Facility Documents) of any Borrower or any other Guarantor.

                  Section 11.8. Election to Perform Obligations. Any election by Cannondale to pay or otherwise perform any of the obligations of any Subsidiary Borrower under the Notes or under any of the other Facility Documents, whether pursuant to this Article 11 or otherwise, shall not release such Subsidiary Borrower from such obligations or any of its other obligations under the Notes or under any of the other Facility Documents.

                  Section 11.9. No Election. The Administrative Agent and the Banks shall have the right to seek recourse against Cannondale to the fullest extent provided for herein for Cannondale's obligations under this Agreement (including, without limitation, this Article 11) in respect of the Notes and the Letters of Credit. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Administrative Agent's or such Bank's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Bank or the Administrative Agent against any Subsidiary Borrower under any document or instrument evidencing obligations of such Borrower to such Bank or the Administrative Agent shall serve to diminish the liability of Cannondale under this Agreement (including, without limitation, this Article 11) except to the extent that such Bank finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon Cannondale's right of subrogation against such Subsidiary Borrower.

                  Section 11.10. Severability. Subject to Article 10 hereof and applicable law, each of the rights and remedies granted under this Article 11 to the Administrative Agent and each Bank may be exercised by the Administrative Agent or any such Bank without notice by the Administrative Agent or any such Bank, as applicable, to, or the consent of, the Administrative Agent or the other Banks or any other action by the Administrative Agent or such Bank, provided that Cannondale will give each Bank immediate notice of any exercise of rights and remedies by the Administrative Agent or any Bank under this Article 11.

                  Section 11.11. Other Enforcement Rights. The Administrative Agent and each Bank may proceed, as provided in Article 11 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 11) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. Each Bank shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against, any and all credits and any and all other Property of Cannondale, now or at any time whatsoever with, or in the possession of, such holder, or anyone acting for such holder, as security for any and all obligations of Cannondale hereunder and such Lien shall be deemed permitted for all purposes under Article 8 hereof.

                  Section 11.12. Delay or Omission; No Waiver. No course of dealing on the part of any Bank or the Administrative Agent and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Article 11) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Bank or the Administrative Agent may be exercised from time to time as often as may be deemed expedient by such Person.

                  Section 11.13. Restoration of Rights and Remedies. If any Bank or the Administrative Agent shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Note held by such Bank, or under the

Security Agreement, the Pledge Agreement, the Subsidiary Pledge Agreement or any other Collateral Document and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Bank or the Administrative Agent, then and in every such case each such Bank, the Administrative Agent and each Borrower shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Bank or the Administrative Agent shall continue as though no such proceeding had been instituted.

                  Section 11.14. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 11), the Notes, the Letters of Credit or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder this Agreement (including, without limitation, this Article 11), under the Notes, the Letters of Credit or under any of the other Facility Documents.

                  Section 11.15. Survival. So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of Cannondale under this Article 11 shall survive the transfer and payment of any Note or Letter of Credit Obligation and the payment in full of all the Notes and Letter of Credit Usage and the expiration and termination of the Commitments.

                  Section 11.16. No Setoff, Counterclaim or Withholding; Gross-Up. Each payment by Cannondale shall be made without setoff or counterclaim and without withholding for or on account of any present or future Taxes imposed by any Governmental Authority. If any such withholding is so required, Cannondale shall make the withholding and pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon.

                  Section 11.17. Payment in Applicable Currency. Any payment of a Guarantied Obligation required to be made pursuant to this Agreement shall be made in the currency in which such Guarantied Obligation is required to be made pursuant to this Agreement, any Note or any other Facility Document.


                      ARTICLE 12. THE ADMINISTRATIVE AGENT;
                      RELATIONS AMONG BANKS AND BORROWERS.

                  Section 12.1. Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 12.9) appoints and authorizes the Administrative Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term, when used in this sentence and the next sentence and in Section 12.5 and the first sentence of Section 12.7 hereof, shall include its affiliates and its own and its affiliates' officers, directors, employees and agents) shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank. The Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by any Borrower or any officer or official of any Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by any Borrower to perform any of its obligations hereunder or thereunder (and shall have no duty to ascertain, inquire into or verify the performance or observance of any such obligations or the satisfaction of any conditions). The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrowers shall pay any fee agreed to by the Borrowers and the Administrative Agent with respect to the Administrative Agent's services hereunder.

                  Section 12.2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such Bank shall have been furnished to the Administrative Agent but the Administrative Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

                  Section 12.3. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Administrative Agent for the account of the Banks) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 12.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to law.

                  Section 12.4. Rights of Administrative Agent as a Bank. With respect to its Commitment and the Loans made by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Bank. The Administrative Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Administrative Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Administrative Agent shall have no duty to disclose such information to the Banks.

                  Section 12.5. Indemnification of Administrative Agent. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 13.3 or under any other applicable provision of any Facility Document, but without limiting the obligations of the Borrowers under Section
13.3 or such provisions), ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the failure to withhold any tax from any payments by Cannondale or any other Borrower hereunder, the costs and expenses which the Borrowers are obligated to pay under
Section 13.3 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments or any other action taken or omitted to be taken by the Administrative Agent under any Facility Document; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement and expiration and termination of the Commitments and the Facility Documents.

                  Section 12.6. Documents. The Administrative Agent will forward to each Bank, promptly after the Administrative Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Administrative Agent for such Bank.

                  Section 12.7. Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any Subsidiary (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its affiliates. The Administrative Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

                  Section 12.8. Failure of Administrative Agent to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 12.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  Section 12.9. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrowers and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify the Borrowers and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  Section 12.10. Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

                  Section 12.11. Liability of Administrative Agent. The Administrative Agent shall not have any liabilities or responsibilities to the Borrowers on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrowers to perform its obligations hereunder or under any other Facility Document.

                  Section 12.12. Transfer of Agency Function. Without the consent of the Borrowers or any Bank, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located, provided that the Administrative Agent shall promptly notify the Borrowers and the Banks thereof.

                  Section 12.13. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or a Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Administrative Agent of the proceeds of a Loan or such Borrower is to make payment to the Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment (and, if such recipient is a Borrower and the Payor Bank fails to pay the amount thereof to the Administrative Agent forthwith upon demand, such Borrower) shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

                  Section 12.14. Withholding Taxes. Each Bank represents to the Administrative Agent that it is entitled at the date hereof to receive any payments to be made to it by Cannondale hereunder without the withholding of any tax and will furnish to the Administrative Agent such forms, certifications, statements and other documents as the Administrative Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrowers is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Administrative Agent the requested form, certification, statement or document.

                  Section 12.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  Section 12.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each Borrowing under Section 2.7 shall be made from the Banks, each reduction or termination of the amount of the Revolving Credit Commitments under Section 2.10 shall be applied to the Revolving Credit Commitments of the Banks, and each payment of facility fees accruing under
Section 2.14 shall be made for the account of the Banks, pro rata according to the amounts of their respective used and unused Revolving Credit Commitments;
(b) each conversion under Section 2.8 of Loans of a particular type (but not conversions provided for by Section 4.4), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Administrative Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks; and (d) if, pursuant to Section 10.2, the Commitments are duly terminated and all amounts owing under this Agreement, the Notes and the Letters of Credit become due and payable, then each payment of principal of or interest on the Loans (whether by voluntary payment, by realization upon security, by the enforcement of any right under the Facility Documents or otherwise) shall be made to the Administrative Agent for the account of the Banks holding Loans pro rata in accordance with the respective unpaid principal and interest amounts of such Loans held by such Banks.

                  Section 12.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including any payment obtained from or charged against any Third Party), it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrowers.

                  Section 12.18. The Syndication Agent. Neither the designation of Fleet as, nor the title of, Syndication Agent shall impose on Fleet any duties or obligations greater than those of any other Bank, and the Syndication Agent, in its capacity as such, has and shall have no duties or liabilities.


                           ARTICLE 13. MISCELLANEOUS.

                  Section 13.1. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrowers, the Administrative Agent and the Required Banks, or by the Borrowers and the Administrative Agent acting with the consent of the Required Banks and any provision of this Agreement may be waived by the Required Banks or by the Administrative Agent acting with the consent of the Required Banks; provided that no amendment, modification or waiver shall in any manner, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) increase the Swingline Facility Amount or the L/C Sublimit, (c) extend any date fixed for the payment (including, without limitation, any mandatory prepayment) of principal of or interest on any Loan or any fee payable hereunder, (d) extend the date fixed for payment and reimbursement of Obligations with respect to Letters of Credit, (e) reduce the amount of any payment of principal of any Loan or the rate at which interest is payable thereon or any fee payable hereunder, (f) reduce the amount of any Obligations with respect to Letters of Credit, (g) release in whole or in part the Unconditional Guaranty (whether of Cannondale or any domestic Subsidiary), (h) release all or any substantial part of the Pledged Collateral (as defined in each of the Pledge Agreement or the Subsidiary Pledge Agreement or the Assigned Collateral (as defined in the Collateral Assignment of Shareholder Note or the Collateral Assignment of Officer Note) or the Collateral (as defined in the Security Agreement) or the Mortgaged Property (as defined in the Mortgages) or any other Collateral that may at any time hereafter be or become subject to a security interest or Lien in favor of the Administrative Agent for the benefit of the Banks pursuant to Section 7.11, (i) alter the terms of Sections 2.8(b), 7.11, 8.1(h), 11.1 12.16, 12.17, 13.5 or this Section 13.1, (j) amend the definition of the term "Required Banks" or (k) waive any of the conditions precedent set forth in Article 5 hereof and provided, further, that any amendment of Section 2.14(b) and Article 12 hereof or any amendment which increases the obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 13.2. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

                  Section 13.3. Expenses. The Borrowers shall reimburse the Administrative Agent and the Banks on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Administrative Agent and each Bank and reasonable costs allocated by their respective internal legal departments) incurred by the Administrative Agent or the Banks in connection with the preparation, performance, enforcement (whether through negotiations, legal proceedings or otherwise), modification or amendment of this Agreement or the Notes, the syndication of the Loans, and the administration of this credit facility.

                  Section 13.4. Survival. The obligations of the Borrowers under Sections 4.1, 4.5, 4.6, 13.3 and 13.8 shall survive the repayment of the Loans and the expiration and termination of the Commitments and the Facility Documents.

                  Section 13.5. Assignment; Participations.

                           (a) This Agreement shall be binding upon, and shall
inure to the benefit of, the Borrowers, the Administrative Agent, the Banks and their respective successors and assigns, except that the Borrowers may not assign or transfer their rights or obligations hereunder. Each Bank may assign, or sell participations in, all or any part of any Loan or Commitment to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the Borrowers with a copy to the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder, and the assignor shall, to the extent of such assignment (unless otherwise provided therein), relinquish its rights and be released from its obligations hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrowers under Article 3 shall be determined as if such Bank had not sold such participation and such Bank's obligations hereunder shall remain unchanged, such Bank being solely responsible for the performance of such obligations. Each such assignment shall be to an Eligible Assignee and shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder (such Bank retaining the sole right to enforce the Obligations of the Borrowers relating to the Loans and the Notes and to approve any amendment, modification, waiver or provision of this Agreement) except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrowers in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, the new Notes are issued to the assignor or assignee in replacement of the Note(s) assigned. In connection with any assignment pursuant to this paragraph (a), the assigning Bank shall pay the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500.

                           (b) In addition to the assignments and participations
permitted under paragraph (a) above, any Bank may assign and pledge all or any portion of its Loans and Note(s) to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                  Section 13.6. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its "Address for Notices" on the signature page of this Agreement. Notices shall be effective: (a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, 48 hours after deposit in the mails with first-class postage prepaid, addressed as aforesaid, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Administrative Agent and the Banks shall be effective upon receipt.

                  Section 13.7. Setoff. The Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrowers to such Bank under this Agreement or such Bank's Note(s) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrowers and the Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrowers hereunder shall be made without setoff or counterclaim.

                  Section 13.8. Indemnification; Exoneration. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Banks, each Borrower, jointly and severally, will defend, indemnify, exonerate and hold harmless each Bank, the Fronting Bank, the Swingline Bank, the Administrative Agent, the Documentation Agent, the Syndication Agent and their affiliates and each of their respective officers, directors, stockholders, affiliates, trustees, employee and agents, and each other Person, if any, controlling such Bank or any of its affiliates (herein collectively called the "Indemnitees") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements incurred in the investigation and defense of claims and actions (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to the execution, delivery, performance or enforcement of this Agreement, the Notes, or any other Facility Document, or any instrument or document contemplated hereby or thereby by any of the Indemnitees, or the actual or proposed use of the proceeds of the Loans or by any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith, or the falseness of any representation or warranty made by or on behalf of a Borrower, except for any Indemnified Liabilities that are finally judicially determined to have resulted from any Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The obligations of each Borrower under this Section 13.8 shall be in addition to any liability that such Borrower may otherwise have and shall survive the payment or prepayment in full or transfer of any Note, the termination of the Banks' Commitments and obligations hereunder and the enforcement of any provision hereof or thereof.

                  SECTION 13.9. JURISDICTION; IMMUNITIES.

                           (a) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE
JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND SUCH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 13.6. THE BORROWERS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER

PROVIDED BY LAW. THE BORROWERS FURTHER WAIVE ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWERS FURTHER AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE ADMINISTRATIVE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK. THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH BANK EACH WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

                           (b) Nothing in this Section 13.9 shall affect the
right of the Administrative Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Bank to bring any action or proceeding against the Borrowers or their property in the courts of any other jurisdictions.

                           (c) To the extent that any Borrower has or hereafter
may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

                  Section 13.10. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

                  Section 13.11. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  Section 13.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  Section 13.13. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

                  SECTION 13.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  Section 13.15. Confidentiality. Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any financial information (other than financial information included in documents filed with the Securities and Exchange Commission), business plans and any other non-public information supplied to it by the Borrowers pursuant to this Agreement which is identified by the Borrowers as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party, (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit O hereto, or (vi) to affiliates, directors, officers, employees and representatives of the Banks or the Administrative Agent; provided, further, that in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Borrowers. Each Bank and the Administrative Agent, as applicable, shall notify the Borrowers of the disclosure of any such information pursuant to clauses (i), (iv) and (v) of the preceding sentence prior to such disclosure, if reasonably practicable, or if not, as soon thereafter as is reasonably practicable.

                  Section 13.16. Treatment of Certain Information. The Borrowers
(a) acknowledge that services may be offered or provided to them (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledge that information delivered to each Bank by the Borrowers may be provided to each such subsidiary and affiliate.

                  Section 13.17. Judgment Currency.

                           (a) The obligations of Cannondale and the Subsidiary
Borrowers under this Agreement, the Notes, the Letters of Credit and the other Facility Documents to make payments in Dollars or in any Alternative Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Bank of the full amount of the Obligation Currency expressed to be payable to them under this Agreement, the Notes, the Letters of Credit and the other Facility Documents. If for the purpose of obtaining or enforcing judgment against Cannondale or any Subsidiary Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Alternative Currency Equivalent or Dollar

Equivalent, in the case of any Alternative Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Banking Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                           (b) If there is a change in the rate of exchange
prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Obligor covenants and agrees to pay such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                           (c) For purposes of determining the Alternative
Currency Equivalent or Dollar Equivalent or rate of exchange for this Section 13.17, such amount shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  Section 13.18. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  Section 13.19. Time of the Essence. Time and punctuality shall be of the essence with respect to this instrument, but no delay or failure of the Administrative Agent or any Bank to enforce any of the provisions herein contained and no conduct or statement of the Administrative Agent or any Bank shall waive or affect any of the Administrative Agent's or any Bank's rights hereunder.

                  Section 13.20. Reference to and Effect on the Facility Documents.

                           (a) Upon the effectiveness of this Agreement, on and
after the date hereof each reference in the Facility Documents to the Credit Agreement or the Notes, shall mean and be a reference to this Amended and Restated Credit Agreement or the Notes as amended and restated in connection with the execution and delivery of this Agreement.

                           (b) The Existing Credit Agreement is amended and
restated in its entirety by this Agreement and the "Notes" delivered under the Existing Credit Agreement are amended and restated in their entirety by the Notes delivered pursuant to this Agreement. The Administrative Agent shall use reasonable efforts to deliver to the

Borrowers on the Closing Date the Notes issued to the Banks under the Existing Credit Agreement marked "REPLACED AND REISSUED;" provided, however, that in any event, such Notes shall be deemed replaced and superseded as of the Closing Date upon receipt by the Banks of the Notes issued to the Banks hereunder. All other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and all of the Collateral described therein, the Pledge Agreement and the Subsidiary Pledge Agreement and all of the Pledged Collateral described therein, and each other Collateral Document and all of the collateral described in such Collateral Document, do and shall continue to secure the payment of all Obligations (as therein defined), in each case as amended hereby.

                           (c) The execution, delivery and effectiveness of this
Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    BORROWERS:

                                    CANNONDALE CORPORATION


                                    By /s/ William Luca
                                       -----------------------------------------
                                       Name:  William Luca
                                       Title: VP-CFO

                                    Address for Notices:

                                    16 Trowbridge Drive
                                    Bethel, CT 06801
                                    Facsimile No.: (203) 748-4218


                                    CANNONDALE EUROPE B.V.


                                    By /s/ Beppo Hilfiker
                                       -----------------------------------------
                                       Name:  Beppo Hilfiker
                                       Title: President

                                    Address for Notices:

                                    16 Trowbridge Drive
                                    Bethel, CT 06801
                                    Facsimile No.: (203) 748-4218


                                    CANNONDALE JAPAN K.K.


                                    By /s/ Jeffrey Turek
                                       -----------------------------------------
                                       Name:  Jeffrey Turek
                                       Title: President

                                    Address for Notices:

                                    16 Trowbridge Drive
                                    Bethel, CT 06801
                                    Facsimile No.: (203) 748-4218

                                    ADMINISTRATIVE AGENT:

                                    NATIONSBANK, N.A.


                                    By /s/ Susan Timmerman
                                       -----------------------------------------
                                       Name:  Susan Timmerman
                                       Title: SVP


                                    DOCUMENTATION AGENT:

                                    NATIONSBANK, N.A.


                                    By /s/ Susan Timmerman
                                       -----------------------------------------
                                       Name:  Susan Timmerman
                                       Title: SVP


                                    SYNDICATION AGENT:

                                    FLEET NATIONAL BANK


                                    By /s/ Margaret D. Harwood
                                       -----------------------------------------
                                       Name:  Margaret D. Harwood
                                       Title: Vice President


                                    FRONTING BANK:

                                    NATIONSBANK, N.A.


                                    By /s/ Susan Timmerman
                                       -----------------------------------------
                                       Name:  Susan Timmerman
                                       Title: SVP

                                    BANKS:

                                    NATIONSBANK, N.A.


                                    By /s/ Susan Timmerman
                                       -----------------------------------------
                                       Name:  Susan Timmerman
                                       Title: SVP

                                    Address for Notices:

                                    101 North Tryon Street
                                    Charlotte, NC 28255
                                    Facsimile No.: (704) 386-9923


                                    THE CHASE MANHATTAN BANK

                                    By /s/ Alan J. Aria
                                       -----------------------------------------
                                       Name:  Alan J. Aria
                                       Title: Vice President

                                    Address for Notices:

                                    999 Broad Street
                                    Bridgeport, CT 06604
                                    Facsimile No.: (203) 382-6573


                                    FLEET NATIONAL BANK


                                    By /s/ Margaret D. Harwood
                                       -----------------------------------------
                                       Name:  Margaret D. Harwood
                                       Title: Vice President

                                    Address for Notices:

                                    850 Main Street
                                    Bridgeport, CT 06604
                                    Facsimile No.: (203) 579-3339

                                    STATE STREET BANK AND TRUST COMPANY


                                    By /s/ Arlene M. Doherty
                                       -----------------------------------------
                                       Name:  Arlene M. Doherty
                                       Title: Vice President

                                    Address for Notices:

                                    191 Post Road West
                                    Westport, CT 06880
                                    Facsimile No.: (203) 222-0527


                                    BANKBOSTON, N.A.


                                    By /s/ John T. Murphy
                                       -----------------------------------------
                                       Name:  John T. Murphy
                                       Title: Senior Vice President

                                    Address for Notices:

                                    One Landmark Square, Suite 2002
                                    Stamford, CT 06901
                                    Facsimile No.: (203) 973-1940